SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

|X|   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting under ss. 240.14a-12

                               LECTEC CORPORATION
                (Name of Registrant as Specified in its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________

(4) Proposed maximum aggregate value of transaction: $7,250,000 (represents the consideration to be received by the Registrant in connection with the transaction).

(5)  Total fee paid: $1,450

     |X| Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ________________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________

     (4)  Date Filed: ________________________

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343




Dear Shareholder:


         You are cordially invited to attend the 2000 annual meeting of shareholders of LecTec Corporation to be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, March 29, 2001, at 3:00 p.m. (CST).


         In addition to the customary annual meeting matters, you will be asked to approve the sale of certain assets used in our conductive products division, in accordance with the Asset Purchase Agreement among LecTec, The Ludlow Company LP and Sherwood Services AG dated November 17, 2000. Ludlow and Sherwood have agreed to buy the assets of LecTec's conductive products division for approximately $7,250,000 in cash.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to Douglas J. Nesbit, Chief Financial Officer of LecTec. Your prompt cooperation will be greatly appreciated.


                                       Sincerely,

                                       /s/ Rodney A. Young

                                       Rodney A. Young,
                                       Chairman of the Board


         This proxy statement is dated February 28, 2001. This proxy statement is first being mailed to shareholders on or about February 28, 2001, along with LecTec's annual report to shareholders for the fiscal year ended June 30, 2000, annual report on Form 10-K for the fiscal year ended June 30, 2000, quarterly reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000 and current report on Form 8-K filed November 21, 2000.

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 MARCH 29, 2001



TO THE SHAREHOLDERS OF  LECTEC CORPORATION:


         The 2000 annual meeting of the shareholders of LecTec Corporation, a Minnesota Corporation, will be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, March 29, 2001, at 3:00 p.m. (CST) for the following purposes:


1. To approve the sale of certain assets used in LecTec's conductive products division pursuant to the Asset Purchase Agreement dated November 17, 2000, among LecTec, The Ludlow Company LP and Sherwood Services AG. Details of this transaction and other important information are set forth in the accompanying proxy statement which you are urged to read carefully.

2. To elect six directors, to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

3. To ratify the appointment of Grant Thornton LLP as LecTec's independent auditor for LecTec's current fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST IN FAVOR OF ALL NOMINEES AND FOR EACH OF THE PROPOSALS LISTED IN THE PROXY CARD (OR VOTING INSTRUCTIONS) CARD.

         Holders of LecTec common stock who do not vote their shares in favor of the asset sale, and who strictly comply with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act, have the right to object to the approval of the asset sale and may make written demand for payment of the "fair value" of their shares of common stock. For a description of the rights of dissenting shareholders, see Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act, a copy of which is attached as Exhibit C to the proxy statement. In addition, a description of the procedures to be followed by a dissenting shareholder in order to obtain payment for their shares is set forth under the caption "Rights Of Dissenting Shareholders" in the proxy statement.


         Only holders of record of common stock at the close of business on February 23, 2001, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.


         IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF LECTEC, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON.


                                       BY ORDER OF THE BOARD
                                       OF DIRECTORS

                                       /s/ Rodney A. Young

                                       Rodney A. Young
                                       Chairman of the Board


February 28, 2001


         IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU. THE PROMPT RETURN OF PROXIES WILL SAVE LECTEC THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                                 MARCH 29, 2001


                                 --------------


                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE PROPOSED ASSET SALE............................1
SUMMARY........................................................................3
         The Companies.........................................................3
         The Asset Sale........................................................3
         Reasons for the Asset Sale............................................4
         Recommendation of LecTec's Board of Directors.........................4
         Opinion of LecTec's Financial Advisor.................................4
         Proceeds of the Asset Sale............................................4
         Shareholder Approval of the Asset Sale; Vote Required.................5
         Rights of Dissenting Shareholders.....................................5
         Closing Date..........................................................5
         Closing Conditions....................................................5
         Termination of the Asset Purchase Agreement...........................5
         Certain Federal Income Tax Consequences...............................6
         Regulatory Matters....................................................6
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION....................6
RISK FACTORS...................................................................6
         Risks Relating to the Asset Sale......................................6
         Risks Relating to LecTec..............................................7
THE ANNUAL MEETING OF SHAREHOLDERS............................................13
         When and Where the Annual Meeting of Shareholders will be held.......13
         What Will be Voted Upon..............................................13
         Record Date; Shareholders Entitled to Vote; Quorum...................13
         Vote Required........................................................14
         Board Recommendation.................................................14
         Voting Your Shares...................................................14
         Changing Your Vote by Revoking Your Proxy............................14
         How Proxies Are Counted..............................................14
         Cost of Solicitation.................................................15
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA...............................15
CONDUCTIVE BUSINESS UNAUDITED FINANCIAL STATEMENTS............................16

UNAUDITED PRO FORMA FINANCIAL STATEMENTS......................................19
PROPOSAL 1: APPROVAL OF THE ASSET SALE........................................26
THE SALE OF THE CONDUCTIVE BUSINESS ASSETS....................................26
         The Companies........................................................26
         The Asset Sale.......................................................26
         Background of the Asset Sale.........................................27
         Reasons for the Asset Sale...........................................30
         Recommendation of LecTec's Board of Directors........................32
         Opinion of LecTec's Financial Advisor................................32
         Proceeds of the Asset Sale...........................................36
         Shareholder Approval of the Asset Sale; Vote Required................37
         Rights of Dissenting Shareholders....................................37
         Accounting Treatment.................................................39
         Certain Federal Income Tax Consequences..............................39
         Sale of LecTec's Medical Tape Equipment..............................36
THE ASSET PURCHASE AGREEMENT..................................................39
         The Asset Sale.......................................................39
         Closing Date.........................................................40
         Consideration; Post-Closing Adjustment...............................40
         Assets Purchased.....................................................40
         Assumption of Liabilities............................................41
         Representations and Warranties of Seller.............................41
         Covenants of LecTec..................................................43
         Regulatory Matters...................................................43
         Closing Conditions...................................................44
         Termination..........................................................44
         Indemnification......................................................45
         The Non-Competition Agreement........................................45
         The Manufacturing and Supply Agreement...............................45
PROPOSAL 2: ELECTION OF DIRECTORS.............................................46
         Generally............................................................46
         Information Concerning Nominees......................................46
         Meetings and Committees of the Board of Directors....................47
         Director Compensation................................................48
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.......................48
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION................49
         Compensation Philosophy..............................................49
         Executive Officer Compensation Program...............................49
EXECUTIVE COMPENSATION AND OTHER INFORMATION..................................52
         Summary of Cash and Certain Other Compensation.......................52
         Summary Compensation Table...........................................52
         Option Grants in Last Fiscal Year....................................53
         Aggregated Option Exercises in the Last Fiscal Year and Fiscal
         Year-End Option Values...............................................54
         Change in Control Plans..............................................54

         Compensation Committee Interlocks and Insider Participation in
         Compensation Decisions...............................................54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................56
SHAREHOLDER RETURN PERFORMANCE GRAPH..........................................58
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS...........................58
OTHER MATTERS.................................................................59
PROPOSALS FOR THE NEXT REGULAR MEETING........................................59
WHERE YOU CAN FIND MORE INFORMATION...........................................60
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................60



EXHIBITS
--------
Exhibit A - Asset Purchase Agreement
Exhibit B - Opinion of Goldsmith, Agio, Helms Securities, Inc.
Exhibit C - Sections 302A.471 and 302A.473 of the MBCA
Exhibit D - Audit Committee Charter

               QUESTIONS AND ANSWERS ABOUT THE PROPOSED ASSET SALE

Q: WHAT IS THE PROPOSAL RELATING TO THE ASSET SALE THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and vote upon a proposal to approve the sale by LecTec of certain assets used in LecTec's conductive products division pursuant to the Asset Purchase Agreement, dated November 17, 2000 among LecTec, Ludlow and Sherwood. The asset purchase agreement is attached to this proxy statement as Exhibit A.

Q:       CAN I STILL SELL MY SHARES?

A: Neither the asset purchase agreement nor the asset sale will affect your right to sell or otherwise transfer your shares of LecTec common stock.

Q:       WHAT VOTE IS REQUIRED TO APPROVE THE ASSET SALE?

A: Under section 302A.661 of the Minnesota Business Corporation Act, or MBCA, the sale by LecTec of "all or substantially all" of its assets would require approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of LecTec common stock on the record date. LecTec, in consultation with its legal counsel, has determined that the sale of the conductive products division assets to Ludlow and Sherwood may constitute a sale of "all or substantially all" of LecTec's assets based on current interpretations of that term. Thus, the asset purchase agreement provides that, as a condition to LecTec's obligation to consummate the transactions contemplated by the asset purchase agreement, the affirmative vote of the holders of at least fifty percent of the voting power of all outstanding shares of LecTec common stock on the record date must be obtained.

Q:       WHO IS ENTITLED TO VOTE ON THE ASSET SALE?


A: Only holders of record of LecTec common stock as of the close of business on February 23, 2001 will be entitled to notice of and to vote at the annual meeting of shareholders.


Q:       WHEN AND WHERE IS THE ANNUAL MEETING?


A: The annual meeting of shareholders of LecTec will be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, March 29, 2001, at 3:00 p.m. (CST).


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a written revocation or a later dated, signed proxy card before the annual meeting or simply attend the annual meeting and vote in person.

Q:       WHAT DO I NEED TO DO NOW?

A: PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. You may vote by signing your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the annual meeting. Because a vote of a majority of the outstanding LecTec shares is required to approve the asset sale, your failure to vote is the same as your voting against the asset sale.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE TO THE SHAREHOLDERS?

A: LecTec does not expect that the asset sale will result in any federal income tax consequences to its shareholders other than those who exercise dissenters' rights under the MBCA. Such dissenting shareholders should consult with their own tax advisers to determine the tax consequences of dissenting.

Q:       WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A: If you have questions about the asset sale or the asset purchase agreement you may call Douglas J. Nesbit, our chief financial officer, toll free at (800) 777-2291.

                               SUMMARY TERM SHEET


         THIS SECTION SUMMARIZES SELECTED INFORMATION ABOUT THE PROPOSED ASSET SALE FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE ASSET SALE FULLY, WE STRONGLY ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT. WE HAVE INCLUDED A COPY OF THE ASSET PURCHASE AGREEMENT IN THIS PROXY STATEMENT AS EXHIBIT A.

THE COMPANIES
(See Page __.)

         LECTEC. Upon completion of the asset sale, LecTec will focus its efforts on the design, manufacture and marketing of topical ointment-based products for the application of over-the-counter drugs. These therapeutic products use a hydrogel coated onto a breathable cloth to deliver over-the-counter drugs and other therapeutic compounds onto the skin. Products currently manufactured using this technology are analgesics for localized pain relief, cooling gel comfort strips, vapor cough suppressants, anti-itch and acne treatment products, wart removers, and a corn and callus remover. The analgesic, cooling and anti-itch products are marketed under the LecTec brand name TheraPatch(R). The acne treatment, wart removers and corn and callus removers are sold by LecTec to certain customers who then market them under their own brand name. The vapor cough suppressant products are marketed under the TheraPatch brand name as well as under the brand name of certain customers.

         The principal executive office of LecTec is located at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, and LecTec's telephone number is (952) 933-2291.

         LUDLOW AND SHERWOOD. The Ludlow Company LP and Sherwood Services AG are both wholly owned subsidiaries of Tyco International Ltd. Tyco is a diversified manufacturing and service company. As a member of Tyco's healthcare group, Ludlow manufactures and sells a variety of disposable medical products, specialized paper and film products. These include medical electrodes and gels for monitoring and diagnostic tests and hydrogel wound care products, which are used primarily in critical care, physical therapy and rehabilitative departments in hospitals. Sherwood is a Swiss corporation which owns certain intellectual property assets licensed to Tyco and its subsidiaries.

         The principal executive offices of Ludlow are located at Two Ludlow Park Drive, P.O. Box 297, Chicopee, Massachusetts 01021, and Ludlow's telephone number is (413) 593-6400.

THE ASSET SALE
(See Page __.)

         Pursuant to the asset purchase agreement, LecTec will sell and transfer to Ludlow certain assets and liabilities related to LecTec's conductive products division, which produces diagnostic electrodes and electrically conductive adhesive hydrogels. Certain intellectual property rights associated with LecTec's conductive products division will be sold to Sherwood. Upon the approval of the asset sale and the closing of the transactions contemplated by the asset purchase agreement, LecTec will receive a total purchase price of $7,250,000 in cash. The purchase price will be subject to a post closing adjustment as more fully described below.

REASONS FOR THE ASSET SALE
(See Page __.)

         LecTec believes that the strategic sale of its conductive products division will provide LecTec with the financial and operational ability to fund and grow its therapeutic consumer products division. The asset sale will allow LecTec to receive cash in exchange for the assets of the conductive products division and focus LecTec's full operational capacity on its therapeutic consumer products division.

RECOMMENDATION OF LECTEC'S BOARD OF DIRECTORS
(See Page __.)


         The Board of Directors has determined that the asset sale is in the best interests of LecTec and LecTec's shareholders. The Board of Directors has unanimously approved the asset purchase agreement and unanimously recommends that shareholders vote in favor of the proposal to approve the asset sale.


OPINION OF LECTEC'S FINANCIAL ADVISOR
(See Page __.)

         LecTec received a written opinion dated November 17, 2000, from its financial advisor, Goldsmith, Agio, Helms Securities, Inc., which together with its affiliate companies is referred to as Goldsmith, Agio, Helms Securities, to the effect that, as of the date of its opinion, and based upon and subject to the assumptions, procedures and limitations described in the opinion, the consideration to be received by LecTec pursuant to the proposed asset sale, consisting of $7,250,000 in cash plus the assumption of liabilities relating to the conductive products division assets, was fair from a financial point of view to LecTec. We have included this opinion in this proxy statement as Exhibit B. The opinion of the financial advisor is directed to the Board of Directors of LecTec and is not a recommendation to shareholders with respect to any matter relating to the asset sale. LECTEC URGES ITS SHAREHOLDERS TO READ THE OPINION OF GOLDSMITH, AGIO, HELMS SECURITIES IN ITS ENTIRETY.

PROCEEDS OF THE ASSET SALE
(See Page __.)

         The proceeds of the asset sale will be retained by LecTec. It is the intention of LecTec's Board of Directors to use the proceeds along with other cash and cash equivalents held by LecTec to fund and grow LecTec's therapeutic consumer products division. Pending any such use, the net proceeds of the asset sale, after deduction of the expenses incurred by LecTec in connection with the asset sale, will be invested in U.S. government securities.

SHAREHOLDER APPROVAL OF THE ASSET SALE; VOTE REQUIRED
(See Page __.)

         Under section 302A.661 of the Minnesota Business Corporation Act, or MBCA, the sale by LecTec of "all or substantially all" of its assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of LecTec common stock on the record date. LecTec, in consultation with its legal counsel, has determined that the sale of the conductive products division assets to Ludlow and Sherwood may constitute a sale of "all or substantially all" of LecTec's assets based on current interpretations of that term. Thus, the asset purchase agreement provides that, as a condition to LecTec's obligation to consummate the transactions contemplated by the asset purchase agreement, the affirmative vote of the holders of at least fifty percent of the voting power of all outstanding shares of LecTec common stock on the record date must be obtained.

RIGHTS OF DISSENTING SHAREHOLDERS
(See Page __.)

         Under the MBCA, any holder of LecTec common stock who does not vote their shares in favor of the asset sale and who strictly complies with the provisions of Sections 302A.471 and 302A.473 of the MBCA, the full text of which is attached as Exhibit C to this proxy statement, has the right to object to the asset sale and may make written demand for payment of the "fair value" of their shares of common stock.

CLOSING DATE
(See Page __.)

         The closing of the asset sale will take place within five business days after the shareholders of LecTec approve the asset sale and all other closing conditions are satisfied, unless the parties agree upon another time. It is the intent of the parties to complete the asset sale as soon as practicable.

CLOSING CONDITIONS
(See Page __.)

         Each party's obligation to complete the asset sale is subject to the prior satisfaction or waiver of certain conditions including approvals by LecTec's shareholders and certain third parties.

TERMINATION OF THE ASSET PURCHASE AGREEMENT
(See Page __.)

         The asset purchase agreement may, under specified circumstances, be terminated and the transactions abandoned, notwithstanding shareholder approval of the asset sale.

FEDERAL INCOME TAX CONSEQUENCES
(See Page __.)


         LecTec does not expect that the asset sale will result in any federal income tax consequences to its shareholders other than those who exercise dissenters' rights under the MBCA.

REGULATORY MATTERS
(See Page __.)

         The parties have voluntarily submitted the asset sale for review by the Federal Trade Commission, or FTC. In the event that the FTC objects to the asset sale, any party may unilaterally terminate the asset purchase agreement. The FTC has informed the parties that, based on its informal review of the transaction, it does not intend to object to the asset sale.


           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

         Certain information contained in this proxy statement which does not relate to historical information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of LecTec and the effect of the asset sale. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. LecTec's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described under the caption "Risk Factors" in this proxy statement. LecTec undertakes no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE ASSET SALE AND LECTEC IN DECIDING WHETHER TO APPROVE THE ASSET SALE.

RISKS RELATING TO THE ASSET SALE

         AFTER THE ASSET SALE, WE WILL HAVE A MORE NARROWED FOCUS OF BUSINESS

         After the sale of our conductive products division, we will be substantially smaller. In each of the last three fiscal years, sales from our conductive products division have accounted for more than half of our total sales. After the asset sale, we expect to generate substantially all of our sales from our therapeutic consumer products division which designs, manufactures and markets products for the topical application of over-the-counter drugs. Until recently, the therapeutic consumer products division has not represented a large portion of our business or revenues. Growth in sales of our therapeutic consumer products will depend upon a number of factors including our ability to develop, manufacture and market therapeutic products that are accepted by the market. We can not assure you that after the asset sale we will be able to generate sales equal to historic levels or any level. If we are unable to increase the sales from our therapeutic consumer products division it will have a material adverse effect on our business.

         THERE IS NO PLAN TO DISTRIBUTE ANY OF THE PROCEEDS OF THE ASSET SALE TO OUR SHAREHOLDERS

         We do not intend to distribute any portion of the proceeds from the asset sale to our shareholders. Currently, we intend to use the proceeds from the asset sale to fund and grow our therapeutic consumer products division.

         MANAGEMENT COULD SPEND OR INVEST THE PROCEEDS FROM THE ASSET SALE IN WAYS WITH WHICH THE SHAREHOLDERS MAY NOT AGREE, INCLUDING THE POSSIBLE PURSUIT OF OTHER MARKET OPPORTUNITIES

         Our management can spend or invest the proceeds from the asset sale in ways with which the shareholders may not agree. The investment of these proceeds may not yield a favorable return. Furthermore, because the market for therapeutic consumer products is evolving, we may in the future discover new opportunities that are more attractive. As a result, we may commit resources to these alternative market opportunities. This action may require us to limit or abandon our currently planned focus on developing, manufacturing and marketing our therapeutic consumer products. If we change our product focus we may face risks that may be different from the risks associated with the therapeutic consumer products market.

         THE ASSET PURCHASE AGREEMENT WILL EXPOSE US TO CONTINGENT LIABILITIES


         Under the asset purchase agreement, we have agreed to indemnify Ludlow and Sherwood for any breach of our representations and warranties contained in the asset purchase agreement and for other matters. For example, an indemnification claim by Ludlow or Sherwood might result if our representations about the assets comprising our conductive products division are later proved to be incorrect. Significant indemnification claims by Ludlow or Sherwood would have a material adverse effect on our business. For a description of our representations and warranties contained in the asset purchase agreement which are material to our contingent liability, see the section entitled "Representations and Warranties of Seller" beginning on page __.


RISKS RELATING TO LECTEC

         WE HAVE A HISTORY OF LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE

         Although we have generated differing levels of revenue over the last several years, we have not had profitable operations. We expect to continue to incur losses for the foreseeable future. We have expended a substantial amount of our resources in sales and marketing efforts and researching and developing technology relating to our products.

         We plan to increase our operating expenses as we continue to devote significant resources to developing our therapeutic consumer products business. We expect to incur substantial operating losses in the foreseeable future as we invest in our therapeutic consumer products business. Our losses may increase in the future, and even if we achieve our revenue targets, we may not be able to sustain or increase profitability on a quarterly or annual basis. The amount of future net losses, and the time required to reach profitability, are both highly uncertain. We cannot assure you that we will ever be able to achieve or sustain profitability.

         OUR SUCCESS DEPENDS ON A SINGLE FAMILY OF PRODUCTS

         We have adopted a strategy of focusing our efforts on our therapeutic consumer products business. As a result, our revenue and profitability depend on sales of our topical ointment-based products for the application of over-the-counter drugs. A reduction in demand for these products would have a material adverse effect on our business. We have relatively limited experience selling our therapeutic consumer products. Accordingly, we can not assure you that sales of our therapeutic consumer products represent long-term consumer acceptance of these products, or that the recent increase in therapeutic consumer products sales is indicative of future growth rates for sales of these products. The sustainability of current levels of therapeutic consumer products sales and the future growth of such sales, if any, will depend on, among other factors:

         *  continued consumer trial of our products;

         *  generation of repeat consumer sales;

         *  further development and sales of our TheraPatch brand name products;

         *  development of further relationships with resellers of our products;

         *  competition from substitute products;

         *  effective consumer advertising.

         We can not assure you that we will maintain or increase our current level of therapeutic consumer products sales or profits in future periods.

         OUR SUCCESS DEPENDS ON OUR RELATIONSHIPS WITH RESELLERS OF OUR PRODUCTS


         Approximately 64% of the sales of our consumer patch products during calendar year 2000 were derived from contract manufacturing agreements with other companies that act as resellers of our products. Under these agreements, our products are marketed and sold under another company's brand name and by another company's sales force. Our success depends in part upon our ability to enter into additional reseller agreements with new third parties while maintaining our existing reseller relationships. We believe our relationships with our existing third party resellers have been a significant factor in the success to date of our therapeutic consumer products business, and any deterioration or termination of these relationships would seriously harm our business.

         Our reseller agreement with Johnson & Johnson Consumer Products Company and Neutrogena Corporation has an initial term which expires May 24, 2002. Either party may terminate for breach or insolvency. In addition, the agreement can be terminated by the reseller on six months notice during any extension of the initial term. Our reseller agreement with Novartis Consumer Health, Inc. has an initial term which expires May 15, 2005 and will be renewed for subsequent one year terms upon the mutual consent of the parties. Novartis may terminate the agreement for failure to supply adequate quantities of product on ten days notice to LecTec and for any reason by giving LecTec at least six months prior written notice. Either party may terminate for breach or insolvency.


         OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO MANAGE ANY GROWTH IN OUR THERAPEUTIC CONSUMER PRODUCTS BUSINESS

         If we are successful in increasing the sales of our therapeutic consumer products we may be required to expand our operations, particularly in the areas of research and development, sales and marketing, and manufacturing. If we are required to expand our operations in these areas, those expansions will likely result in new and increased responsibilities for management personnel and place significant strain on our management, operating and financial systems and other resources. To accommodate any such growth and compete effectively, we will be required to implement improved information systems, procedures and controls, and to expand, train, motivate and manage our work force. Our future success will depend to a significant extent on the ability of our current and future management personnel to operate effectively both independently and as a group. We can not assure you that our personnel, systems, procedures and controls will be adequate to support our future operations.

         We manufacture our therapeutic consumer products in quantities sufficient to satisfy our current level of sales. To meet any increases in sales, we may need to increase our production significantly beyond our present manufacturing capacity. Accordingly, we may be required to increase our manufacturing capacities. We can not assure you that increasing our capacity can be accomplished on a profitable basis.

         THE MARKET FOR OUR PRODUCTS IS COMPETITIVE AND WE MAY NOT HAVE THE RESOURCES REQUIRED TO COMPETE EFFECTIVELY

         The markets for the therapeutic consumer products we sell are relatively new and therefore subject to rapid and significant change. We face significant competition in the development and marketing of these products. We can not assure you that we will be able to compete effectively in the sale of our products. Competitors in the United States and abroad are numerous and include, among others, major pharmaceutical and consumer product companies. Our competitors may succeed in developing technologies and products that are more effective than those we are developing and could render our therapeutic consumer products obsolete and noncompetitive. Many of our competitors have substantially greater financial and technical resources, marketing capabilities and regulatory experience. In addition, these companies compete with us in recruiting and retaining highly qualified personnel. As a result, we cannot assure you that we will be able to compete successfully with these organizations.

         PATENTS AND OTHER PROPRIETARY RIGHTS PROVIDE UNCERTAIN PROTECTION OF OUR PROPRIETARY INFORMATION AND OUR INABILITY TO PROTECT A PATENT OR OTHER PROPRIETARY RIGHT MAY HARM OUR BUSINESS

         The patent position of companies engaged in the sale of products such as ours is uncertain and involves complex legal and factual questions. Issued patents can later be held invalid by the patent office issuing the patent or by a court. We can not assure you that our patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us a competitive advantage. In addition, many other organizations are engaged in research and development of products similar to our therapeutic consumer products. Such organizations may currently have, or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by us. These rights may prevent us from commercializing new technology, or may require us to obtain a license from the organizations to use their technology.

         We also rely on trade secrets and other unpatented proprietary information in the manufacturing of our therapeutic consumer products. To the extent we rely on confidential information to maintain our competitive position, there can be no assurance that other parties will not independently develop the same or similar information.

         There has been substantial litigation regarding patent and other intellectual property rights in the consumer products industry. Litigation could result in substantial costs and a diversion of our effort, but may be necessary to enforce any patents issued to us, protect our trade secrets or know-how, defend against claimed infringement of the rights of others or determine the scope and validity of the proprietary rights of others. We can not assure you that third parties will not pursue litigation that could be costly to us. An adverse determination in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from or pay royalties to third parties or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business.

         WE ARE SUBJECT TO REGULATION BY REGULATORY AUTHORITIES INCLUDING THE FDA WHICH MAY AFFECT THE MARKETING OF OUR PRODUCTS

         The research, development, manufacture, labeling, distribution, marketing and advertising of our products, and our ongoing research and development activities, are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. Failure to comply with regulatory requirements for marketing our products could subject us to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and suspensions and withdrawals of existing approvals. Currently, the majority of our therapeutic consumer products are regulated as over-the-counter products. We can not assure you that the FDA will continue to regulate these products as over-the-counter products. If the FDA changed its approach to regulating our products, we would be faced with significant additional costs and may be unable to sell some or all of our products. Any such change would have a material adverse effect on our business. Delays in obtaining regulatory approvals for any new products could have a material adverse effect on our business. Even if regulatory approval of a new product is granted, such approval may include significant limitations on the indicated uses of the product or the manner in which or conditions under which the product may be marketed.

         WE MAY BE REQUIRED TO REDUCE OR ELIMINATE SOME OR ALL OF OUR SALES AND MARKETING EFFORTS OR RESEARCH AND DEVELOPMENT ACTIVITIES IF WE FAIL TO OBTAIN ADDITIONAL FUNDING THAT MAY BE REQUIRED TO SATISFY OUR FUTURE CAPITAL EXPENDITURE NEEDS


         We plan to continue to spend substantial funds to expand our sales and marketing efforts and our research and development activities related to our therapeutic consumer products. Although we expect that these activities can be adequately funded in the short term through proceeds from the asset sale and other current sources of liquidity, long term financing of these activities could require additional funding in the future. Our future liquidity and capital requirements will depend upon numerous factors, including the costs and timing of sales and marketing, manufacturing and research and development activities, the extent to which our therapeutic consumer products gain market acceptance and competitive developments. Any additional required financing may not be available on satisfactory terms, if at all. If we are unable to obtain financing, we may be required to reduce or eliminate some or all of our sales and marketing efforts or research and development activities.


         WE HAVE LIMITED STAFFING AND WILL CONTINUE TO BE DEPENDENT UPON KEY EMPLOYEES

         Our success is dependent upon the efforts and abilities of our key employees. If key individuals leave, we could be adversely affected if suitable replacement personnel are not quickly recruited. Our future success depends upon our ability to continue to attract and retain qualified scientific, marketing and technical personnel. There is intense competition for qualified personnel in all functional areas and competition will make it difficult to attract and retain the qualified personnel necessary for the development and growth of our business.

         THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE DUE TO A NUMBER OF FACTORS

         The trading price of our common stock may fluctuate widely as a result of a number of factors, including:

         *  performance of our therapeutic consumer products in the market;

         * regulatory developments in both the United States and foreign countries;

         * market perception and customer acceptance of our therapeutic consumer products;

         *  increased competition;

         *  relationships with resellers of our products;

         *  economic and other external factors; and

         *  period-to-period fluctuations in financial results.

         In addition, the price of our common stock has from time to time experienced significant price and volume fluctuations that may be unrelated to our operating performance.

         WE MAY NOT CONTINUE TO MEET THE REQUIREMENTS FOR CONTINUED LISTING ON NASDAQ


         The National Association of Securities Dealers, Inc., which administers Nasdaq, has adopted certain criteria for continued eligibility on Nasdaq. In order to continue to be included on Nasdaq, we must maintain $4 million in net tangible assets, a public float of 750,000 shares and a $5 million market value of our public float. In the past, we have come close to not satisfying the $5 million public float requirement. In addition, continued inclusion requires two market-makers, at least 400 holders of our common stock and a minimum bid price of our common stock of $1 per share. Our failure in the future to meet these maintenance criteria, as now in effect or as may be later amended, may result in the delisting of our common stock from Nasdaq. In such event, trading, if any, in our common stock may then continue to be conducted in the non-Nasdaq over-the-counter market in less orderly markets commonly referred to as the electronic bulletin board and the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock. If Nasdaq were to begin delisting proceedings against us, it could reduce the level of liquidity currently available to our shareholders. If our common stock were delisted, the price of our common stock would, in all likelihood, decline.

                       THE ANNUAL MEETING OF SHAREHOLDERS


         This proxy statement is provided in connection with the 2000 annual meeting of shareholders of LecTec Corporation, and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the Board of Directors of LecTec. This proxy statement and the accompanying form of proxy are first being sent or given to shareholders beginning on or about February 28, 2001.


WHEN AND WHERE THE ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD


         The annual meeting of shareholders of LecTec will be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, March 29, 2001, at 3:00 p.m. (CST).


WHAT WILL BE VOTED UPON

         The Board of Directors is aware of three items of business to be considered at the annual meeting:

         * approval of the sale of certain assets used in LecTec's conductive products division in accordance with the Asset Purchase Agreement dated as of November 17, 2000, by and among LecTec, Ludlow and Sherwood;

         *  the election of six directors; and

         * ratification of the appointment of Grant Thornton LLP, as the independent auditors for LecTec's current fiscal year.

         The Board of Directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. However, no proxy voted against the proposal to approve the asset sale will be voted in favor of an adjournment or postponement to solicit additional votes in favor of approval of the asset sale.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM


         Holders of record of the shares of LecTec common stock at the close of business on February 23, 2001, will be entitled to vote on all matters at the annual meeting. Each share of common stock will be entitled to one vote. On February 23, 2001, a total of _____ shares of common stock were outstanding. A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

VOTE REQUIRED

         The asset sale must be approved by the holders of a majority of all the outstanding shares of common stock, whether or not represented at the meeting. A majority of the shares of common stock present at the meeting, whether represented in person or by proxy, will be required to elect the directors of LecTec and to ratify the appointment of Grant Thornton LLP, as the independent auditors of LecTec.

BOARD RECOMMENDATION

         The Board of Directors recommends that an affirmative vote be cast in favor of all nominees and for each of the proposals listed in the proxy (or voting instructions) card.

VOTING YOUR SHARES

         The LecTec Board of Directors is soliciting proxies from the LecTec shareholders. By completing and returning the accompanying proxy, you will be authorizing Rodney A. Young and Douglas J. Nesbit to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

CHANGING YOUR VOTE BY REVOKING YOUR PROXY

         Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to LecTec, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting.

HOW PROXIES ARE COUNTED

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the nominees and the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.


         Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. As a result, abstentions have the same effect as voting against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. As a result, a "broker non-vote" with respect to the election of directors or ratification of appointment of auditors will not have the effect of a vote "for" nor a vote "against" those proposals. Since the MBCA requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal to approve the asset sale, a "broker non-vote" on such proposal will have the same effect as a vote against the approval of the asset sale.

COST OF SOLICITATION

         All expenses in connection with this solicitation will be paid by LecTec. Officers, directors and regular employees of LecTec, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


         The following selected historical consolidated financial data should be read in conjunction with LecTec's consolidated financial statements and related notes thereto and LecTec's "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are included in LecTec's annual report to shareholders for the fiscal year ended June 30, 2000 and LecTec's Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 2000, each of which are being delivered with this proxy statement.



                                   Unaudited
                                  Six Months
                                     Ended
                                  December 31,                                 Year Ended June 30,
                                                  ------------------------------------------------------------------------------
                                      2000            2000              1999           1998            1997             1996
                                  ------------    ------------      ------------   ------------    ------------     ------------
CONSOLIDATED STATEMENT
       OF OPERATIONS DATA:
Net sales                         $  8,245,378    $ 14,596,346      $ 12,279,075   $ 12,922,365    $ 12,256,327     $ 13,100,754
Gross profit                         2,992,804       5,121,217 (1)     4,093,561      3,715,032       4,324,180        4,969,659
Loss from operations                (1,203,197)     (2,890,497)(2)    (1,771,324)      (474,935)     (2,215,951)(3)     (724,074)
Loss before equity in losses of
    unconsolidated subsidiary       (1,289,898)     (2,859,276)(2)    (1,683,257)      (404,061)     (2,140,660)(3)     (632,193)
Equity in losses of
unconsolidated subsidiary                   --              --                --             --         126,067               --
Net loss                            (1,289,898)     (2,859,276)(2)    (1,683,257)      (404,061)     (2,266,727)(3)     (632,193)
Net loss per common and common
    equivalent share
    (BASIC AND DILUTED)                   (.33)           (.74)(2)          (.43)          (.10)           (.59)(3)         (.17)

                                   Unaudited
                                  Six Months
                                     Ended
                                  December 31,                                 Year Ended June 30,
                                                  ------------------------------------------------------------------------------
                                      2000            2000              1999           1998            1997             1996
                                  ------------    ------------      ------------   ------------    ------------     ------------

CONSOLIDATED BALANCE
         SHEET DATA
Cash, cash equivalents and
    short-term investments        $    285,670    $    100,171      $  1,022,025   $  2,186,532    $  1,242,777     $    800,693
Current assets                       5,179,994       5,236,110         5,904,111      6,728,531       6,873,696        5,624,682
Working capital                      1,100,455       1,512,561         3,497,926      5,335,861       4,035,084        4,240,024
Property, plant and equipment, net   2,928,073       3,039,088         4,028,491      4,306,568       4,592,304        5,112,975
Long-term investments                       --              --                --          8,676           8,013          574,806
Total assets                         8,360,011       8,474,549        10,132,573     11,317,774      11,837,356       12,494,003
Long-term liabilities                  838,718          31,184           217,868        222,000         211,000          174,000
Shareholders' equity                 3,441,754       4,719,816         7,508,520      9,703,104       8,787,744       10,935,345


------------------
(1) Includes a charge of $85,000 or $.02 per share related to the plan to exit the medical tape product line.
(2) Includes a charge of $730,000 or $.19 per share related to the plan to exit the medical tape product line.
(3) Includes a non-recurring restructuring charge of $2,180,353 or $.57 per share.

               CONDUCTIVE BUSINESS UNAUDITED FINANCIAL STATEMENTS

         The following Statements of Assets and Liabilities and Statements of Operations present certain historical financial data of LecTec's conductive business on an unaudited basis.

            CONDUCTIVE BUSINESS STATEMENTS OF ASSETS AND LIABILITIES
                                   (UNAUDITED)


                                                          December 31,      June 30,        June 30,
                                                              2000            2000            1999
                                                          ------------    ------------    ------------
ASSETS
CURRENT ASSETS
   Receivables
     Trade, net of allowances of $19,383, $36,765
       and $50,556 at December 31, 2000, June 30,
       2000 and June 30, 1999 ........................    $    927,445    $  1,336,517    $  1,456,981

   Inventories
     Raw materials ...................................         739,446         723,269         694,624
     Finished goods ..................................          57,081          32,899          19,679
                                                          ------------    ------------    ------------

                                                               796,527         756,168         714,303
                                                          ------------    ------------    ------------

      Total current assets ...........................       1,723,972       2,092,685       2,171,284

PROPERTY, PLANT AND EQUIPMENT - AT COST
   Equipment .........................................         591,385         591,385         583,306
   Less accumulated depreciation .....................         567,307         558,243         539,552
                                                          ------------    ------------    ------------

                                                                24,078          33,142          43,754
OTHER ASSETS
   Patents and trademarks, less accumulated
     amortization of $168,658, $164,087 and
     $156,704 at December 31, 2000, June 30, 2000
     and June 30, 1999 ...............................          31,992          20,801          21,117
                                                          ------------    ------------    ------------

                                                          $  1,780,042    $  2,146,628    $  2,236,155
                                                          ============    ============    ============

LIABILITIES
CURRENT LIABILITIES
   Accounts payable ..................................         212,705         244,600         394,503
                                                          ------------    ------------    ------------

      Total liabilities ..............................    $    212,705    $    244,600    $    394,503
                                                          ============    ============    ============

                  CONDUCTIVE BUSINESS STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                           Six Months
                                             Ended
                                           Dec. 31,                  Years ended June 30,
                                                         --------------------------------------------
                                             2000            2000            1999            1998
                                         ------------    ------------    ------------    ------------
Net sales ...........................    $  3,100,511    $  7,429,435    $  7,715,670    $  7,906,677
Cost of goods sold ..................       2,250,888       5,193,188       4,739,473       4,326,361
                                         ------------    ------------    ------------    ------------

     Gross profit ...................         849,623       2,236,247       2,976,197       3,580,316

Operating expenses
   Sales and marketing ..............          63,825         194,607         364,577         638,040
   General and administrative .......         548,969       1,322,871       1,575,568       1,291,076
   Research and development .........         109,453         332,879         431,201         634,557
                                         ------------    ------------    ------------    ------------
                                              722,247       1,850,357       2,371,346       2,563,673
                                         ------------    ------------    ------------    ------------

     Income from operations .........    $    127,376    $    385,890    $    604,851    $  1,016,643
                                         ============    ============    ============    ============

                NOTES TO CONDUCTIVE BUSINESS FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES

Financial Statement Presentation
--------------------------------


Amounts presented in the Statements of Assets and Liabilities and the Statements of Operations represent the historical amounts of the assets and liabilities and operating results of the Conductive Business of LecTec Corporation and Subsidiaries that will be sold to Ludlow. All amounts presented are specifically identified as related to the Conductive Business except for a portion of operating expenses which are related but cannot be specifically identified and are allocated based upon net sales.


Inventories
-----------

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Depreciation and Amortization
-----------------------------

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for financial reporting purposes. Estimated useful lives used in the calculation of depreciation was 4-15 years.

Revenue Recognition
-------------------

Sales are recognized at the time of shipment.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


         The following unaudited pro forma consolidated balance sheet as of December 31, 2000, and the unaudited pro forma consolidated statements of operations for the six months ended December 31, 2000 and for the year ended June 30, 2000 give effect to the sale of certain assets and liabilities related to LecTec's conductive products division and the sale of medical tape assets related to LecTec's plan to exit the medical tape business. The adjustments related to the unaudited pro forma consolidated balance sheet assume the transactions were consummated at December 31, 2000, while the adjustments to the unaudited pro forma consolidated statements of operations assume the transactions were consummated at July 1, 1999. These unaudited pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the sales had been in effect as of and for the periods presented or the results that may be achieved in the future. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of LecTec Corporation and Subsidiaries.

                       LECTEC CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                               Medical
                                                            Conductive           Tape
                                           Historical        Business          Business            Pro Forma
                                            Financial       Pro Forma          Pro Forma           Financial
                                            Statements     Adjustments        Adjustments         Statements
                                           ------------    ------------       ------------       ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents ...........   $    285,620    $  6,275,000(1)    $    525,675(5)    $  7,086,295
   Receivables
     Trade .............................      2,694,225        (946,828)(2)             --          1,747,397
     Less: Allowance for doubtful
     accounts ..........................       (521,715)         19,383(2)              --           (502,332)
                                           ------------    ------------       ------------       ------------
                                              2,172,510        (927,445)                --          1,245,065
     Other .............................         17,697              --                 --             17,697
                                           ------------    ------------       ------------       ------------
                                              2,190,207        (927,445)                --          1,262,762
   Inventories
     Raw materials .....................      1,765,434        (739,446)(2)             --          1,025,988
     Work-in-process ...................         40,323              --                 --             40,323
     Finished goods ....................        487,542         (57,081)(2)             --            430,461
                                           ------------    ------------       ------------       ------------
                                              2,293,299        (796,527)                --          1,496,772

   Prepaid expenses and other ..........        410,868              --                 --            410,868
                                           ------------    ------------       ------------       ------------
     Total current assets ..............      5,179,994       4,551,028            525,675         10,256,697

PROPERTY, PLANT AND EQUIPMENT - AT COST
   Land ................................        247,731              --                 --            247,731
   Buildings and improvements ..........      1,968,384              --                 --          1,968,384
   Equipment ...........................      5,174,453        (591,385)(2)       (525,675)(2)      4,057,393
   Furniture and fixtures ..............        414,857              --                 --            414,857
                                           ------------    ------------       ------------       ------------
                                              7,805,425        (591,385)          (525,675)         6,688,365
   Less accumulated depreciation .......      4,877,352        (567,307)(2)             --          4,310,045
                                           ------------    ------------       ------------       ------------
                                              2,928,073         (24,078)          (525,675)         2,378,320
OTHER ASSETS
   Patents and trademarks ..............      1,579,011        (200,650)(2)             --          1,378,361
   Less: Accumulated amortization ......     (1,327,067)        168,658 (2)             --         (1,158,409)
                                           ------------    ------------       ------------       ------------
                                                251,944         (31,992)                --            219,952
                                           ------------    ------------       ------------       ------------
                                           $  8,360,011    $  4,494,958       $         --       $ 12,854,969
                                           ============    ============       ============       ============

                       LECTEC CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEETS - CONTINUED
                                DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                   Conductive           Medical
                                                 Historical         Business         Tape Business    Pro Forma
                                                 Financial          Pro Forma          Pro Forma      Financial
                                                 Statements        Adjustments        Adjustments     Statements
                                                ------------       ------------       ------------   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Note payable to bank .....................   $    343,325       $         --       $         --   $    343,325
   Current maturities of long-term
   obligations ..............................         24,125                 --                 --         24,125
   Accounts payable .........................      2,795,212           (212,705)(2)             --      2,582,507
   Accrued expenses .........................        766,877                 --                 --        766,877
   Customer deposits ........................        150,000                 --                 --        150,000
                                                ------------       ------------       ------------   ------------
        Total current liabilities ...........      4,079,539           (212,705)                --      3,866,834

LONG-TERM OBLIGATIONS, LESS CURRENT
MATURITIES ..................................        838,718                 --                 --        838,718
COMMITMENTS AND CONTINGENCIES ...............             --                 --                 --             --
SHAREHOLDERS' EQUITY
   Common stock, $.01 par value:
     15,000,000 shares authorized;
     3,904,465 shares issued and
     outstanding at December 31, 2000 .......         39,157                 --                 --         39,157
   Additional paid-in capital ...............     11,332,829                 --                 --     11,332,829
   Accumulated deficit in retained earnings .     (7,930,232)         4,707,663 (3)             --     (3,222,569)
                                                ------------       ------------       ------------   ------------
                                                   3,441,754          4,707,663 (4)             --      8,149,417
                                                ------------       ------------       ------------   ------------
                                                $  8,360,011       $  4,494,958                 --   $ 12,854,969
                                                ============       ============       ============   ============
BOOK VALUE PER SHARE ........................   $       0.68       $       1.21                 --   $       2.09
                                                ============       ============       ============   ============

                       LECTEC CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                               Conductive          Medical
                                              Historical        Business        Tape Business       Pro Forma
                                               Financial       Pro Forma          Pro Forma          Financial
                                              Statements      Adjustments(8)     Adjustments(9)     Statements
                                             ------------    --------------     --------------     ------------
Net sales ................................   $  8,245,378    $ (3,100,511)(6)   $   (168,652)(6)   $  4,976,215
Cost of goods sold .......................      5,252,574      (2,250,888)(6)       (200,840)(6)      2,800,846
                                             ------------    ------------       ------------       ------------

     Gross profit ........................      2,992,804        (849,623)            32,188          2,175,369

Operating expenses:
   Sales and marketing ...................      2,294,571         (63,825)(7)         (4,043)(7)      2,226,703
   General and administrative ............      1,459,907        (548,969)(7)        (29,861)(7)        881,077
   Research and development ..............        441,523        (109,453)(7)        (12,618)(7)        319,452
                                             ------------    ------------       ------------       ------------
                                               4,1946,001        (722,247)           (46,522)         3,427,232
                                             ------------    ------------       ------------       ------------

     Loss from operations ................     (1,203,197)       (127,376)            78,710         (1,251,863)

Other income (expenses)
   Interest expense ......................        (72,919)             --                 --            (72,919)
   Other, net ............................        (13,782)             --                 --            (13,782)
                                             ------------    ------------       ------------       ------------

     Loss before income taxes ............     (1,289,898)       (127,376)            78,710         (1,338,564)

Income taxes .............................             --              --                 --                 --
                                             ------------    ------------       ------------       ------------

     Net loss ............................   $ (1,289,898)   $   (127,376)      $     78,710       $ (1,338,564)
                                             ============    ============       ============       ============

Net loss per share - basic and diluted ...   $      (0.33)   $      (0.03)      $       0.02       $      (0.34)
                                             ============    ============       ============       ============

Weighted average shares outstanding -
   basic and diluted .....................      3,906,415       3,906,415          3,906,415          3,906,415
                                             ============    ============       ============       ============

                       LECTEC CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000

                                                            Conductive           Medical
                                            Historical       Business         Tape Business       Pro Forma
                                             Financial      Pro Forma           Pro Forma          Financial
                                            Statements     Adjustments(8)      Adjustments(9)     Statements
                                           ------------    --------------      --------------    ------------
                                                           (unaudited)          (unaudited)       (unaudited)
Net sales ..............................   $ 14,596,346    $ (7,429,435)(6)   $ (2,059,324)(6)   $  5,107,587
Cost of goods sold .....................      9,475,129      (5,193,188)(6)     (2,084,685)(6)      2,197,256
                                           ------------    ------------       ------------       ------------

     Gross profit ......................      5,121,217      (2,236,247)            25,361          2,910,331

Operating expenses:
   Sales and marketing .................      3,672,908        (194,607)(7)        (72,602)(7)      3,405,699
   General and administrative ..........      2,598,998      (1,322,871)(7)       (366,679)(7)        909,448
   Research and development ............      1,094,808        (332,879)(7)       (174,812)(7)        587,117
   Medical tape asset impairment .......        645,000              --           (645,000)(7)             --
                                           ------------    ------------       ------------       ------------

                                              8,011,714      (1,850,357)        (1,259,093)        (4,902,264)
                                           ------------    ------------       ------------       ------------

     Loss from operations ..............     (2,890,497)       (385,890)         1,284,454         (1,991,933)

Other income (expenses)
   Interest expense ....................        (35,405)             --                 --            (35,405)
   Other, net ..........................         27,692              --                 --             27,692
                                           ------------    ------------       ------------       ------------

     Loss before income taxes ..........     (2,898,210)       (385,890)         1,284,454         (1,999,646)

Income tax benefit .....................        (38,934)             --                 --            (38,934)
                                           ------------    ------------       ------------       ------------

     Net loss ..........................   $ (2,859,276)   $   (385,890)      $  1,284,454       $ (1,960,712)
                                           ============    ============       ============       ============

Net loss per share - basic and diluted .   $      (0.74)   $      (0.10)      $       0.34       $      (0.50)
                                           ============    ============       ============       ============

Weighted average shares outstanding -
    basic and diluted ..................      3,885,911       3,885,911          3,885,911          3,885,911
                                           ============    ============       ============       ============

                       LECTEC CORPORATION AND SUBSIDIARIES
            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000
                                   (UNAUDITED)


NOTE A--PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements of LecTec Corporation and Subsidiaries give effect to the following pro forma adjustments.

         (1) To reflect the cash consideration received for the sale. Estimated net proceeds consist of the purchase price of $7,250,000 less transaction costs of $975,000.

         (2)      To reflect the sale of assets and liabilities.

         (3)      The pro forma gain on sale is as follows:

              Sale proceeds.............................   $   7,250,000
              Net asset value sold......................      (1,567,337)
              Transaction costs.........................        (975,000)
                                                           -------------

                  Gain on sale..........................   $   4,707,663
                                                           =============

         (4) The net assets sold of $1,567,337 per the unaudited Conductive Business Statements of Assets and Liabilities at December 31, 2000 differ from the Pro Forma Consolidated Balance Sheet-- Conductive Business Pro Forma Adjustments by the amount of the net sales proceeds of $6,275,000.

         (5) To reflect the cash consideration received for the sale. Estimated net proceeds consist of the purchase price of $650,000 less transaction costs of $124,325.

         (6) To reflect sales and cost of goods sold specifically identified as Conductive Business or Medical Tape Business.

         (7) To reflect operating expenses, a portion of which is specifically identified as Conductive Business or Medical Tape Business expenses and a portion that is allocated based on net sales.

         (8) The gain on sale for the conductive products division is estimated to be $4,707,663 and is not included in the pro forma consolidated statement of operations for the six months ended December 31, 2000.

         (9) The gain on sale for the Medical Tape Products division is expected to be zero and is not included in the pro forma consolidated statement of operations for the six months ended December 31, 2000.

                                   PROPOSAL 1:
                           APPROVAL OF THE ASSET SALE

                                   ----------

                   THE SALE OF THE CONDUCTIVE BUSINESS ASSETS

THE COMPANIES

         LECTEC

         Upon completion of the asset sale, LecTec will focus its efforts on the design, manufacture and marketing of topical ointment-based products for the application of over-the-counter drugs. These therapeutic products use a hydrogel coated onto a breathable cloth to deliver over-the-counter drugs and other therapeutic compounds onto the skin. Products currently manufactured using this technology are analgesics for localized pain relief, cooling gel comfort strips, vapor cough suppressants, anti-itch and acne treatment products, wart removers, and a corn and callus remover. The analgesic, cooling and anti-itch products are marketed under the LecTec brand name TheraPatch(R). The acne treatment, wart removers and corn and callus removers are sold by LecTec to certain customers who then market them under their own brand name. The vapor cough suppressant products are marketed under the TheraPatch brand name as well as under the brand name of certain customers.

         LUDLOW AND SHERWOOD

         The Ludlow Company LP and Sherwood Services AG are both wholly owned subsidiaries of Tyco International Ltd. Tyco is a diversified manufacturing and service company. As a member of Tyco's healthcare group, Ludlow manufactures and sells a variety of disposable medical products, specialized paper and film products. These include medical electrodes and gels for monitoring and diagnostic tests and hydrogel wound care products, which are used primarily in critical care, physical therapy and rehabilitative departments in hospitals. Sherwood is a Swiss corporation which owns certain intellectual property assets licensed to Tyco and its subsidiaries.

THE ASSET SALE


         Pursuant to the asset purchase agreement, LecTec will sell and transfer to Ludlow certain assets and liabilities related to LecTec's conductive products division. That division produces physiological monitoring and stimulation products such as diagnostic electrodes and electrically conductive adhesive hydrogels. LecTec is retaining its therapeutic consumer products division which manufactures patches for the topical application of therapeutic compounds. Both divisions use hydrogel technology, but the electrically conductive hydrogels used in the conductive products division are distinct from the skin interface hydrogels used in the consumer products division.

         The intellectual property rights associated with the hydrogels used in the products manufactured by LecTec's conductive products division will be sold to Sherwood. The intellectual property associated with the consumer products division will be retained by LecTec. In connection with the asset sale, LecTec will dispose of nine patents and retain 26 patents. LecTec does not believe that the patents and other intellectual property acquired by Sherwood will facilitate competition with LecTec's retained consumer patch business. As discussed below, Ludlow has entered into a noncompetition agreement that precludes Ludlow from using the assets acquired from LecTec to compete in the consumer patch market.

         LecTec is currently a Food and Drug Administration, or FDA, registered medical device manufacturer and pharmaceutical manufacturer. After the asset sale, LecTec will no longer be a medical device manufacturer. The products manufactured by LecTec's continuing consumer products division are classified as either non-drugs or over-the-counter, or OTC, drugs, which are either not regulated or regulated with published FDA OTC monographs, which are used to regulate drugs that contain ingredients known to be safe and effective. The monographs set out acceptable ingredients, combinations, concentrations and specific labeling requirements. After the asset sale, LecTec will continue to be subject to adverse event reporting. To date, LecTec has reported no adverse events.

         As a result of the asset sale, LecTec will lose one of its significant customers, Spacelabs Burdick Inc., which accounted for 17% of fiscal 2000 sales. Following the asset sale, there will be an increase in the portion of our business attributable to our remaining material customers Johnson & Johnson Consumer Products Company and Novartis Consumer Health, Inc. LecTec's margins will be lower during the term of the manufacturing and supply agreement discussed below. Following the expiration of that agreement LecTec expects margins to improve since the consumer products division produces higher margin products than the conductive products division. International sales from the continuing consumer products division will initially be limited to Canada, which accounted for 25.1% of LecTec's international sales in calendar year 2000.

         Upon the approval of the asset sale and the closing of the transactions contemplated by the asset purchase agreement, LecTec will receive a total purchase price of $7,250,000 in cash. The purchase price will be subject to a post closing adjustment as more fully described below. Ludlow and Sherwood intend to fund the purchase price from cash on hand.


BACKGROUND OF THE ASSET SALE


         During the last several years, the Board of Directors of LecTec has explored several strategic alternatives for maximizing shareholder value, including a sale of the entire business, sales of one or more of the Company's product lines, or retaining all of its products and outsourcing its manufacturing and production operations. Ultimately, the Board concluded that the Company should retain the consumer products division with its comparatively higher margins and current growth in revenues. As a result, the Board has endorsed the strategy of selling LecTec's conductive products division and focusing its full efforts on its consumer products division.

         Over the past two years, Ludlow has made several overtures to LecTec regarding the possible sale of LecTec's conductive products division. Although Ludlow expressed its general interest, LecTec did not receive any formal or informal offers from Ludlow prior to the negotiations which led to signing of the asset purchase agreement for the asset sale. In October 1999, Lee Carrier, Ludlow's Divisional President, and Teresa Hacunda, Ludlow's Director of New Business and Strategic Development, met with Rod Young, LecTec's President and Chief

Executive Officer, and Deborah Moore, then the Chief Financial Officer of LecTec, regarding the possible acquisition of the conductive products division. Following this meeting, Ms. Hacunda sent a letter to Ms. Moore on November 30, 1999, requesting certain financial and organizational information about LecTec. Ms. Moore complied with that request in December 1999.


         In January 2000, Mr. Carrier and Ms. Hacunda met with Mr. Young and Ms. Moore and Kevin Davidson from Arthur Andersen LLP, LecTec's mergers and acquisitions advisor at the time, to further discuss Ludlow's possible acquisition of LecTec's conductive products division. On January 20, 2000, Mr. Carrier sent a letter to Mr. Davidson expressing Ludlow's desire to make a formal offer for the conductive products division. On February 2, 2000, LecTec's Board of Directors met and discussed the possibility of negotiating with Ludlow the sale of the conductive products division. After discussion of the matter, LecTec's Board of Directors decided not to pursue a transaction with Ludlow at that time. The Board's decision not to pursue a transaction with Ludlow at that time was based on two reasons. First, the Board of Directors wanted to keep open the possibility of other strategic alternatives for LecTec that would include a sale of the entire business. Second, in order to assess the merits of an offer from Ludlow, the Board of Directors wanted more information about other potential purchasers and their level of interest. It was felt that a more formal process for selling the conductive products division was needed in order to elicit that information.

         On March 6, 2000, LecTec engaged Goldsmith, Agio, Helms Securities to assist LecTec in analyzing alternatives to maximize shareholder value. The alternatives analyzed were those under consideration by the Board of Directors, namely, whether to pursue the sale of LecTec as a whole or to pursue the sale of one or more divisions. In addition, the Board concluded that LecTec would benefit from Goldsmith, Agio, Helms Securities' experience in investment banking and their ability to conduct a formal sale of one or more divisions. In connection with this engagement, and after that the Board decided to pursue a strategy of retaining LecTec's consumer products division, Goldsmith, Agio, Helms Securities agreed to assist LecTec with potential transactions involving two of its operating divisions, the conductive products division and the medical tape division.


         In May and June of 2000, Goldsmith, Agio, Helms Securities had numerous discussions with officers and key employees of LecTec, toured LecTec's facilities, reviewed publicly available and non-public information regarding LecTec and worked with LecTec management to prepare a confidential memorandum describing the conductive products division (the "Confidential Memorandum").

         Goldsmith, Agio, Helms Securities and LecTec used their formal and informal contacts in the healthcare and investing community to identify potential purchasers for LecTec's conductive products division. During July and August of 2000, Goldsmith, Agio, Helms Securities approached 70 potential buyers with respect to such a transaction. Out of the 70 potential buyers, ten executed confidentiality agreements and received the Confidential Memorandum. Goldsmith, Agio, Helms Securities contacted each of the ten potential buyers who received the Confidential Memorandum after each potential buyer had had several weeks to review the Confidential Memorandum. Goldsmith, Agio, Helms Securities then sought an initial indication of interest from each potential buyer.

         Initial indications of interest were received from four parties and each of those parties was invited to attend a meeting with management of LecTec and Goldsmith, Agio, Helms Securities. Meetings with the four prospective buyers were held in August and September of 2000. After the meetings, one potential buyer withdrew from the process when they learned that the sale of the conductive products division assets did not include certain equipment that the buyer was interested in obtaining. Three buyers, including Ludlow, continued to express an interest in purchasing the conductive products division from LecTec. These expressions of interest described proposed transactions, subject in each case to further due diligence investigations and negotiation of definitive agreements. LecTec and Goldsmith, Agio, Helms Securities evaluated the potential purchasers in light of their expressed interest and concluded that further negotiations with Ludlow would yield the most satisfactory result because the other potential purchasers were interested in less than all of the assets up for sale. On October 2, 2000, Goldsmith, Agio, Helms Securities informed Ludlow that LecTec had decided to enter into exclusive negotiations with Ludlow regarding the sale of LecTec's conductive products division.

         Throughout the first two weeks of October 2000, representatives of LecTec and Ludlow engaged in numerous formal and informal telephone conferences. On October 2, 2000, the date LecTec chose to enter into exclusive negotiations with Ludlow, representatives of LecTec and Ludlow, together with representatives of Goldmsith, Agio, Helms Securities, held a telephone conference to agree upon the purchase price Ludlow would pay for the conductive products division, subject to due diligence, as well as to discuss the structure of the transaction and the logistics of transitioning the conductive products business. At this time, the parties agreed that the purchase price would be $9 million, subject to due diligence. On October 10, 2000, representatives of Ludlow spoke with representatives of Goldsmith, Agio, Helms Securities to discuss possible dates for Ludlow to conduct its due diligence investigation of the conductive products division. From October 16, through October 18, 2000, LecTec hosted due diligence meetings between senior executives of LecTec and representatives of Ludlow in order to provide additional information to Ludlow regarding financial and operational matters and to refine the terms and conditions of the proposed transaction.

         On October 17, 2000, Ludlow presented to LecTec a proposed asset purchase agreement. Throughout the course of the next several weeks, representatives of LecTec and Ludlow negotiated the terms and conditions of the asset purchase agreement and several ancillary agreements. Sherwood, which is under common control with Ludlow and did not participate directly in those negotiations, was represented by Ludlow in those negotiations. On October 31, 2000, representatives of LecTec, Ludlow, and Goldsmith, Agio, Helms Securities held a telephone conference to discuss the asset purchase agreement and to discuss the results of Ludlow's due diligence investigation of the conductive products division. On November 2, 2000, representatives of LecTec, Ludlow, and Goldsmith, Agio, Helms Securities held a telephone conference during which Ludlow announced that the purchase price it was willing to pay for the conductive products division had decreased to $7 million. Ludlow explained that the lower offer was a result of their due diligence investigation which showed that the accounts receivable which were attributable to the conductive products division were lower than Ludlow had previously estimated. On November 6, 2000, representatives of LecTec, Ludlow, and Goldsmith, Agio, Helms Securities held a telephone conference during which LecTec and Ludlow agreed upon the final purchase price of $7.25 million for the assets of the conductive products division. The parties reached agreement on a definitive form of asset purchase agreement during the week of November 13, 2000.

         On November 17, 2000, LecTec's Board of Directors met to consider approval of the asset purchase agreement. On that same date, Goldsmith, Agio, Helms Securities delivered to LecTec's Board of Directors its oral opinion, which was confirmed in writing, to the effect that, as of such date, and subject to the assumptions, procedures and limitations set forth in the opinion, the proposed sale consideration to be received by LecTec pursuant to the asset purchase agreement is fair to LecTec from a financial point of view. The written opinion of Goldsmith, Agio, Helms Securities constitutes a part of this proxy statement and is attached hereto as Exhibit B. LecTec's Board of Directors thoroughly discussed the proposed sale of the conductive products division, the asset purchase agreement and the opinion of Goldsmith, Agio, Helms Securities. At the conclusion of the meeting, LecTec's Board of Directors unanimously approved the asset purchase agreement and unanimously recommended approval of the asset sale by LecTec's shareholders.


         On November 17, 2000, the parties executed the asset purchase agreement. A press release announcing the execution of the definitive asset purchase agreement was issued by LecTec on November 20, 2000.

REASONS FOR THE ASSET SALE

         LecTec believes that the strategic sale of its conductive products division will provide LecTec with the financial and operational ability to fund and grow its therapeutic consumer products division. The asset sale will allow LecTec to receive cash in exchange for the assets of the conductive products division and focus LecTec's full operational capacity on its therapeutic consumer products division.


         In arriving at its determination that the asset sale is in the best interest of LecTec and its shareholders, the Board of Directors carefully considered the terms of the asset purchase agreement. As part of this process, the Board of Directors considered the advice and assistance of its outside financial and legal advisors. In determining to authorize the asset sale, the Board of Directors considered the following factors:

      * The fact that the $7,250,000 offered by Ludlow represents approximately $1.86 per share of LecTec common stock outstanding, compared to the $2.00 closing price of LecTec's common stock on November 17, 2000. The Board felt that the price for the assets in relation to LecTec's share price was a positive factor, especially in light of the fact that after the sale LecTec will continue to own and operate its therapeutic consumer products operations;


      * The written opinion of Goldsmith, Agio, Helms Securities, LecTec's financial advisor, that the consideration to be received by LecTec pursuant to the asset sale is fair to LecTec from a financial point of view;

      * The absence of other offers that are superior to Ludlow's offer in light of all the terms and conditions presented by Ludlow, including the ability for LecTec to retain certain hydrogel manufacturing equipment which LecTec requires in the operation of its therapeutic consumer products division;

      * The terms and conditions of the asset purchase agreement, including the fiduciary out provision negotiated by LecTec, which allows LecTec to consider unsolicited offers to purchase the conductive products division assets;


      * The fact that there is no termination fee payable to Ludlow if the asset purchase agreement is terminated by LecTec which provides LecTec with additional flexibility if it becomes necessary to terminate the agreement;

      * The fact that the asset purchase agreement requires that the sale be approved by a majority of LecTec's shareholders which ensures that the board will not be taking action which the shareholders disapprove of;

      * The fact that the sale consideration consists of entirely of cash which eliminates the risks associated with financing contingencies or receiving consideration which is paid in securities with a fluctuating share price;

      * The risk that after the asset sale LecTec will have a less diversified business which would leave LecTec dependent on the performance of its consumer products division;

      * The risk that LecTec could be exposed to future indemnification payments for a breach of the representations and warranties contained in the asset purchase agreement;

      * The negative fact that as part of the asset sale LecTec will enter into a manufacturing and supply agreement that will require LecTec to supply products from the conductive products division for a period of nine months which will delay the transition of a portion of LecTec's manufacturing capacity; and

      * The risk that the purchase price for the conductive products division assets will be adjusted down if there is a change in the net asset value of the assets sold. Despite this risk, the Board has not based its recommendation on the receipt of any minimum amount of consideration.

         In view of the variety of factors considered in connection with its evaluation of the asset sale, the Board of Directors did not find it practical to, and did not quantify or otherwise attempt to assign, relative weights to the specific factors considered in reaching its conclusions.

         With respect to liquidation value, the Board of Directors considered that the conductive products division's liquidation value would likely be lower than the valuation of this division as a going concern because of the value placed on an existing customer base and on existing revenue stream. As a result, the division's liquidation value does not provide a useful comparison for assessing the fairness of the sale consideration. With respect to book value, the Board of Directors considered that the historic costs of the assets being sold would also undervalue the conductive products division because of the historic costs do not take into account the present value of the revenue stream created by these assets.


RECOMMENDATION OF LECTEC'S BOARD OF DIRECTORS


         The Board of Directors has determined that the asset sale is in the best interests of LecTec and LecTec's shareholders. The Board of Directors has unanimously approved the asset purchase agreement and unanimously recommends that shareholders vote in favor of the proposal to approve the asset sale.


OPINION OF LECTEC'S FINANCIAL ADVISOR

         As described above, LecTec engaged Goldsmith, Agio, Helms Securities to act as its exclusive financial advisor in connection with strategic alternatives, including LecTec's sale of its conductive products division. In connection with the asset sale and pursuant to the terms of an engagement agreement, LecTec requested that Goldsmith, Agio, Helms Securities evaluate the fairness to LecTec, from a financial point of view, of the consideration be received by LecTec pursuant to the sale of its conductive products division. On November 17, 2000, Goldsmith, Agio, Helms Securities delivered to the Board of Directors its oral opinion, which was confirmed in writing, to the effect that, as of such date, and subject to the assumptions, procedures and limitations set forth in the opinion, the proposed sale consideration to be received by LecTec pursuant to the asset purchase agreement is fair to LecTec from a financial point of view.

         SELECTION OF GOLDSMITH, AGIO, HELMS SECURITIES; FEE AND OTHER INFORMATION. Goldsmith, Agio, Helms Securities is a nationally recognized investment banking firm which, as a customary part of its business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. The Board of Directors of LecTec selected Goldsmith, Agio, Helms Securities based upon Goldsmith, Agio, Helms Securities' reputation, experience and familiarity with companies like LecTec. Goldsmith, Agio, Helms Securities was engaged by LecTec on March 6, 2000, to pursue various strategic alternatives, including the sale of the conductive products division.

         Pursuant to a letter agreement with LecTec dated March 6, 2000, and amended November 17, 2000 (the "Engagement Letter"), Goldsmith, Agio, Helms Securities was entitled to a fee of $125,000 after delivering its opinion. Upon consummation of the asset sale, Goldsmith, Agio, Helms Securities is entitled to cash compensation of approximately $275,000. Goldsmith, Agio, Helms Securities also received a retainer of $10,000 per month for each of the six months ended September 30, 2000. LecTec has agreed to reimburse Goldsmith, Agio, Helms Securities for out-of-pocket expenses, including reasonable fees and expenses of counsel, and to indemnify Goldsmith, Agio, Helms Securities for liabilities and expenses arising out of the asset sale or transactions in connection with the asset sale, including liabilities under federal securities laws. The terms of the fee agreement with Goldsmith, Agio, Helms Securities, which are customary in transactions of this nature, were negotiated at arm's length between LecTec and Goldsmith, Agio, Helms Securities, and the Board of Directors was aware of such arrangement.

         The Engagement Letter further provides for fees to be paid to Goldsmith, Agio, Helms Securities in the event certain other transactions are consummated during the term of the Engagement Letter or within 12 months following termination of the Engagement Letter. The other transactions covered by the Engagement Letter include any sale, exchange or other disposition of all or a material portion of LecTec, whether accomplished by a sale of assets or stock or through a merger, tender or exchange offer, joint venture, equity investment, recapitalization or other transaction which changes the financial structure, control or ownership of the company. The fees in connection with such transactions range from $150,000 (plus 7.5% of total consideration over $1.8 million) for the sale of the medical tape division to $500,000 (plus 3% to 5% of valuation in excess of $3.00 per share) for a sale of at least 50% of LecTec's common stock.

         GENERAL. The type and amount of consideration payable in the asset sale and the payment and other terms were determined through negotiation between LecTec and Ludlow. Although Goldsmith, Agio, Helms Securities provided financial advice to LecTec during the course of the negotiations, Goldsmith, Agio, Helms Securities did not recommend the amount of the consideration to be paid in the sale or the payment or other terms and the decision to enter into the asset purchase agreement was solely that of LecTec's Board of Directors. Goldsmith, Agio, Helms Securities' opinion as to the fairness of the consideration was only one of many factors considered by the Board of Directors in the Board's evaluation of the sale.

         A copy of Goldsmith, Agio, Helms Securities' opinion dated November 17, 2000, which sets forth the assumptions made, matters considered, and limits on the review taken, is attached as Exhibit B to this proxy statement. You are urged to read the Goldsmith, Agio, Helms Securities opinion in its entirety. The description set forth below of Goldsmith, Agio, Helms Securities' opinion is qualified in its entirety by reference to the full text of the opinion. Goldsmith, Agio, Helms Securities' opinion is rendered for the benefit and use of the Board of Directors in connection with the Board of Directors' consideration of the asset sale and does not constitute a recommendation to any holder of LecTec common stock as to how such shareholder should vote with respect to the asset sale.

         In arriving at its opinion, Goldsmith, Agio, Helms Securities undertook such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Goldsmith, Agio, Helms Securities
(i) reviewed the asset purchase agreement; (ii) analyzed financial and other information that is publicly available relating to LecTec and its assets and liabilities; (iii) analyzed certain financial and operating data of LecTec and the conductive products division that was made available to Goldsmith, Agio, Helms Securities by LecTec; (iv) visited the facilities of LecTec and discussed with management of LecTec the financial condition, operating results, business outlook and prospects of LecTec and the conductive products division; (v) held discussions with certain third parties with respect to their interest in acquiring or merging with all or part of LecTec's conductive products division;
(vi) analyzed the valuations of publicly traded companies that Goldsmith, Agio, Helms Securities deemed comparable to the conductive products division; and
(vii) performed a comparable merger and acquisition analysis for LecTec's conductive products division

         In arriving at it opinion, Goldsmith, Agio, Helms Securities relied upon and assumed the accuracy, completeness, and fairness of the financial statements and other information furnished by, or publicly available relating to, LecTec and the conductive products division or otherwise made available to Goldsmith, Agio, Helms Securities, and relied upon and assumed that the representations and warranties of LecTec and Ludlow contained in the asset purchase agreement are true and correct. Goldsmith, Agio, Helms Securities was not engaged to, and did not attempt to or assume responsibility to, verify independently such information. Goldsmith, Agio, Helms Securities further relied upon assurances by LecTec that the information provided to Goldsmith, Agio, Helms Securities had a reasonable basis, and with respect to projections and other business outlook information, reflects the best currently available estimates, and that LecTec is not aware of any information or fact that would make the information provided to Goldsmith, Agio, Helms Securities incomplete or misleading. Goldsmith, Agio, Helms Securities also assumed that LecTec and Ludlow will each perform all of the covenants and agreements to be performed by it under the asset purchase agreement as set forth in the asset purchase agreement would be satisfied and that the sale would be consummated on a timely basis in the manner contemplated by the asset purchase agreement. In arriving at its opinion, Goldsmith, Agio, Helms Securities did not perform any appraisals or valuations of specific assets or liabilities of LecTec and expressed no opinion regarding the liquidation value of LecTec or any of its assets. Goldsmith, Agio, Helms Securities' opinion is based upon the information available to it and the facts and circumstances as they existed and were subject to evaluation on the date of such opinion. Events occurring after the date of Goldsmith, Agio, Helms Securities' opinion could materially affect the assumptions used in preparing such opinion and the conclusions reached therein. However, Goldsmith, Agio, Helms Securities does not have any obligation to update, revise or reaffirm its opinion.

         Goldsmith, Agio, Helms Securities relied, with respect to legal and accounting matters related to the asset purchase agreement, on the advice of LecTec's legal and accounting advisors. Goldsmith, Agio, Helms Securities made no independent investigation of any legal or accounting matters that may affect LecTec and assumed the correctness of the legal and accounting advice provided to LecTec and its Board of Directors.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Goldsmith, Agio, Helms Securities analyses set forth below does not purport to be a complete description of the presentation by Goldsmith, Agio, Helms Securities to the Board of Directors. In arriving at its opinion, Goldsmith, Agio, Helms Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Goldsmith, Agio, Helms Securities believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, or of the summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in Goldsmith, Agio, Helms Securities' presentation to the Board of Directors and its opinion.

         The analyses performed by Goldsmith, Agio, Helms Securities (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or reflect the prices at which businesses actually may be acquired. Also, Goldsmith, Agio, Helms Securities did not consider the effects of the proposed sale of the conductive products division on the future performance of the remaining assets of LecTec, nor did Goldsmith, Agio, Helms Securities express an opinion as to LecTec's planned use of proceeds arising from the proposed sale. Furthermore, Goldsmith, Agio, Helms Securities has expressed no opinion as to the prices at which LecTec's shares may trade following the date of Goldsmith, Agio, Helms Securities' opinion or following the consummation of the proposed sale of the conductive products division.

         OVERVIEW OF ANALYSIS. Goldsmith, Agio, Helms Securities' analysis of LecTec's value incorporated a review of LecTec's conductive products division only, and Goldsmith, Agio, Helms Securities did not conduct a valuation of LecTec in its entirety in rendering its fairness opinion with respect to the sale.

         Because LecTec's conductive products division is an independent component of LecTec's business, Goldsmith, Agio, Helms Securities analyzed this component separately as described below. The following summarizes the analyses performed relative to the conductive products division being sold.


         ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES. Goldsmith, Agio, Helms Securities analyzed selected historical and projected financial, operating, and stock market data of LecTec, and other publicly traded companies that Goldsmith, Agio, Helms Securities deemed to be comparable to the conductive products division. In performing this comparable company analysis, Goldsmith, Agio, Helms Securities recognized that no one company is identical to LecTec. None of the eight companies analyzed has the exact same products, strategy, markets, or revenue size as LecTec. However, the eight companies chosen by Goldsmith, Agio, Helms Securities generally are subject to the same macroeconomic forces, such as customer demand, material supply, regulatory constraints, technological change, and barriers to entry.


         The eight companies deemed by Goldsmith, Agio, Helms Securities to be reasonably comparable to the conductive products division in terms of products and services offered, markets served and business prospects were: (1) Advanced Polymer Systems, (2) Chattem Inc., (3) CNS, Inc., (4) Del Laboratories, (5) Hi Tech Pharmacal Co., Inc., (6) Rehabilicare, Inc., (7) PDK Labs, Inc., and (8) Perrigo Company. No company utilized in the comparable company analysis is identical to the conductive products division. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the conductive products division and other factors that could affect the public trading value of the comparable companies to which it is being compared.

         Goldsmith, Agio, Helms Securities examined certain publicly available financial data of the comparable companies including the ratio of firm value (equity value plus total debt less cash and equivalent) to latest-twelve month, or LTM, revenue. Goldsmith, Agio, Helms Securities implied a 25% discount to the comparable companies ratios because all of the comparable companies were significantly larger than the conductive products division in sales and profitability. Goldsmith, Agio, Helms Securities selected 25% as the appropriate discount in this and in subsequent analyses based upon its experience in mergers, acquisitions and valuations involving companies of various sizes and the relative values applied in such transactions.

         This analysis showed that after application of the 25% discount, the comparable companies had a multiple of firm value to LTM revenue ranging from
 .23x to 2.48x with a median of .45x and a mean of .75x.

         By applying median and mean ratios derived from the comparable company analysis to the LTM revenues of the conductive products division, the conductive products division's implied value ranged from $3,400,000 to $5,600,000.

         ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. Goldsmith, Agio, Helms Securities compared the valuation of the conductive products division with selected comparable merger and acquisition transactions. No transaction analyzed in the comparable transaction analysis is identical to the sale of the conductive products division. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the conductive products division and other factors that could affect the acquisition value of the companies to which it is being compared.


         Goldsmith, Agio, Helms Securities performed an analysis of 13 merger and acquisition transactions involving medical products component manufacturing companies that occurred between October 1, 1998 and November 1, 2000. Each of the transactions was selected based on the dollar value of the transaction and the fact that each transaction involved medical products companies. Goldsmith, Agio, Helms Securities' analysis focused on multiples of transaction value to LTM revenues because other income statement measures were not publicly available for most of the acquired companies. Goldsmith, Agio, Helms Securities implied a 10% discount to the multiples generated from these merger and acquisition transactions due to the conductive products division's small size relative to the other transactions. This analysis of 13 merger and acquisition transactions showed that after application of the 10% discount, transaction value to revenue multiples ranged from .54x to 1.98x. By applying the median and mean multiples derived from the selected merger and acquisition transactions to the LTM revenues of the conductive products division, implied equity value ranged from $6,100,000 to $7,500,000.


PROCEEDS OF THE ASSET SALE

         The proceeds of the asset sale will be retained by LecTec. It is the intention of LecTec's Board of Directors to use the proceeds along with other cash and cash equivalents held by LecTec to fund and grow LecTec's therapeutic consumer products division. Pending any such use, the net proceeds of the asset sale, after deduction of the expenses incurred by LecTec in connection with the asset sale, will be invested in U.S. government securities.


SALE OF LECTEC'S MEDICAL TAPE EQUIPMENT

         As previously announced, LecTec is in the process of divesting certain assets that were formerly used in LecTec's discontinued medical tape business. In connection with this divestiture, and as of the date of this proxy statement, LecTec is in negotiations with Ludlow and other potential purchasers for the possible sale of certain medical tape equipment. LecTec expected that the sale of the medical tape equipment would be complete by December 31, 2000, but delays in negotiations and management's focus on the sale of the conductive products division have delayed the sale of the medical tape equipment. The sale of the medical tape equipment is not conditioned on, or otherwise connected to, the sale of LecTec's conductive products division assets to Ludlow. The sale of the medical tape equipment is consistent with LecTec's strategy of focusing on its consumer products division. Other than following from the same strategic plan for LecTec, the pending sale of the medical tape equipment did not affect the Board of Director's recommendation regarding the sale of the conductive products division.


SHAREHOLDER APPROVAL OF THE ASSET SALE; VOTE REQUIRED

         Under section 302A.661 of the Minnesota Business Corporation Act, or MBCA, the sale by LecTec of "all or substantially all" of its assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of LecTec common stock on the record date. LecTec, in consultation with its legal counsel, has determined that the sale of the conductive products division assets to Ludlow and Sherwood may constitute a sale of "all or substantially all" of LecTec's assets based on current interpretations of that term. Thus, the asset purchase agreement provides that, as a condition to LecTec's obligation to consummate the transactions contemplated by the asset purchase agreement, the affirmative vote of the holders of at least fifty percent of the voting power of all outstanding shares of LecTec common stock on the record date must be obtained.

RIGHTS OF DISSENTING SHAREHOLDERS

         Under the MBCA, holders of LecTec common stock are entitled to certain dissenters' rights in connection with the asset sale. The following is a summary of the rights of the shareholders of LecTec who dissent from the asset sale. The summary does not purport to be complete and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA, or the Minnesota Dissenters' Rights Statute, a copy of which is attached as Exhibit C to this proxy statement.

         Under the MBCA, shareholders have the right to dissent from the asset sale and, subject to certain conditions provided for under Minnesota law, are entitled to receive payment of the fair value of their shares of common stock. Assuming shareholder approval of the asset sale, shareholders will be bound by the terms of the asset purchase agreement unless they dissent by complying with all of the requirements of the Minnesota Dissenters' Rights Statute. Any shareholder contemplating exercising the right to demand payment for their shares should carefully review the Minnesota Dissenters' Rights Statute, a copy of which is included as Exhibit C to this proxy statement, and in particular the procedural steps. A SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS MAY LOSE THE RIGHT TO DISSENT.

         Set forth below, to be read in conjunction with the full text of the Minnesota Dissenters' Rights Statute, is a summary of the procedures relating to the exercise of dissenters' rights by LecTec shareholders.


         Any shareholder who wishes to dissent from the asset sale must deliver to LecTec, prior to the vote on the asset sale, a written notice of intent to demand payment for their shares if the asset sale is consummated. Voting against the asset sale will not be deemed to satisfy such notice requirement. In addition, the shareholder must not vote their shares of common stock in favor of the asset sale. Failure to vote against the asset sale will not constitute a waiver of a shareholder's dissenter's rights; provided, however, that if a shareholder returns a signed proxy but does not specify a vote AGAINST approval of the asset sale or a direction to abstain, the proxy will be voted for approval of the asset sale, which will have the effect of waiving the shareholders' dissenters' rights. A shareholder who fails to deliver the notice on time or who votes in favor of the asset sale will not have any dissenters' rights.


         If the asset sale is approved by LecTec's shareholders, LecTec is required to deliver a written dissenters' notice to all of its shareholders who gave timely notice of intent to demand payment and who did not vote in favor of the asset sale. The notice must (i) state where the payment demand and share certificates must be sent in order to obtain payment and the date by which they must be received; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(iii) supply a form for demanding payment and requiring the dissenting shareholder to certify the date on which the shareholder acquired the shares of common stock; and (iv) be accompanied by a copy of the Minnesota Dissenters' Rights Statute.

         In order to receive fair value for the shares of common stock, a shareholder who is sent the dissenters' notice described above must demand payment within 30 days following the date of notice, deposit such shareholder's certificates representing shares of common stock and complete other information as required by such notice. A shareholder who demands payment and deposits the certificates representing their shares of common stock as requested by the dissenters' notice retains all other rights of a shareholder of LecTec until such rights are canceled by the consummation of the asset sale. LecTec may restrict the transfer of uncertificated shares from the date of the demand for payment until the asset sale is consummated; however, the holder of uncertificated shares retains all other rights of a shareholder of LecTec until those rights are canceled by the consummation of the asset sale.

         Except for shares of common stock acquired by a dissenter after the date of the first announcement to the public of the asset sale, upon the consummation of the asset sale, or upon receipt of the payment demand, whichever is later, LecTec must pay each dissenter who complies with the foregoing requirements the amount LecTec estimates to be the fair value of the dissenter's shares of common stock plus accrued interest. The payment must be accompanied by certain financial information concerning LecTec, a statement of LecTec's estimate of the fair value of the shares, an explanation of the method used to reach the estimate, a brief description of the procedure to be followed to demand supplemental payment and a copy of the Minnesota Dissenters' Rights Statute.

         If a dissenting shareholder believes the amount remitted by LecTec is less than the fair value for the shares of common stock plus interest, the dissenter may, within 30 days, notify LecTec in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due, and may demand payment of the dissenter's estimate. If LecTec receives a demand for an amount greater than its estimation of fair value, LecTec shall, within 60 days, pay the greater amount, or another amount agreed to between LecTec and the shareholder, or petition a court to determine the fair value of the shares.

         Any shareholder contemplating the exercise of dissenters' rights is urged to review the full text of the Minnesota Dissenters' Rights Statute, a copy of which is attached as Exhibit C to this proxy statement.

ACCOUNTING TREATMENT


         The proposed asset sale is expected to be accounted for as a sale of assets.

FEDERAL INCOME TAX CONSEQUENCES

         The pro forma gain on the sale of LecTec's conductive business net assets is $4,707,663. LecTec has net operating losses available from prior years to carry forward to offset the effect of this gain on taxable income for the fiscal year ending June 30, 2001. LecTec does not expect that the asset sale will result in any federal income tax consequences to its shareholders other than those who exercise dissenters' rights under the MBCA. Cash payments made to a holder of LecTec common stock who exercises dissenters' rights will be treated as distributions in redemption of the shareholder's LecTec common stock. A holder of LecTec common stock receiving cash in connection with the exercise of dissenters' rights will recognize either: (1) gain or loss equal to the difference between the cash received and the holder's basis in the LecTec common stock; or (2) dividend income, depending upon whether the deemed redemption qualifies for sale or exchange treatment under the tests set forth in Section 302 of the Code. Gain or loss will be capital gain or loss provided the LecTec common stock was a capital asset in the hands of the LecTec shareholder at the time of the merger.

         EACH HOLDER OF LECTEC COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES BASED ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES.



                          THE ASSET PURCHASE AGREEMENT

         We believe this summary describes the material terms of the asset purchase agreement. However, we recommend that you read carefully the complete agreement for the precise legal terms of the asset purchase agreement and other information that may be important to you. The asset purchase agreement is included in this proxy statement as Exhibit A.

THE ASSET SALE

         Pursuant to the asset purchase agreement, LecTec will sell and transfer to Ludlow certain assets and liabilities related to LecTec's conductive products division, which produces diagnostic electrodes and electrically conductive adhesive hydrogels. Certain intellectual property rights associated with LecTec's conductive products division will be sold to Sherwood.

CLOSING DATE

         The closing of the asset sale will take place within five business days after the shareholders of LecTec approve the asset sale and all other closing conditions are satisfied, unless the parties agree upon another time. It is the intent of the parties to complete the asset sale as soon as practicable.

CONSIDERATION; POST-CLOSING ADJUSTMENT

         The consideration that LecTec will receive in the asset sale consists of a cash payment of $7,250,000 plus the assumption by Ludlow and Sherwood of certain liabilities. In addition, the cash portion of the purchase price will be adjusted after closing based on the change in the net asset value of the purchased assets between the time of signing the asset purchase agreement and closing the asset sale. For example, in the event that upon closing LecTec delivers an amount of inventory which is less than the amount of inventory on which the purchase price was based, LecTec will be required to pay Ludlow for the amount of the difference. Similarly, in the event that LecTec delivers at closing an amount of inventory which exceeds the amount of inventory on which the purchase price was based, Ludlow will be required to pay LecTec for the amount of the difference.


         At the time of the signing of the asset purchase agreement, the net asset value of the assets to be purchased was $1,460,000 as stated in the asset purchase agreement. This amount included assumed accounts payable of $150,000. On December 31, 2000, the net asset value was $1,567,337, including assumed accounts payable of $212,705. If the closing were to have occurred on December 31, 2000, the adjustment to the purchase price would have been an increase of approximately $107,337. The asset purchase agreement does not provide for a limit on the amount of the adjustment.



ASSETS PURCHASED

         Subject to and upon the terms and conditions of the asset purchase agreement, LecTec will sell the assets related to the conductive products division to Ludlow and Sherwood. Those assets which are considered intellectual property will be purchased by Sherwood and the rest of the assets will be purchased by Ludlow. The purchased assets include:


         * hydrogel and conductive converting machinery and equipment, tooling, molds, dies, instruments, and supplies;

         * inventories of raw materials (chemicals and packaging materials), work in process, and finished goods related to the conductive products division;

         *  accounts receivable related to the conductive products division;


         * all patents, trademarks, trade names, service marks, copyrights and other intellectual property related to the conductive products division;

         * all claims and rights against third parties relating to the purchased assets;


         * contracts to supply electrodes and hydrogels related to the conductive products business;

         * governmental permits, approvals and authorizations required to operate the conductive products division;

         *  all books and records related to the conductive products division;
            and


         * all customer lists, distribution lists and prospective customer lists related to the conductive products division.

ASSUMPTION OF LIABILITIES

         As partial consideration for the purchase of the assets, Ludlow and Sherwood will assume certain liabilities related to the conductive products division. These liabilities include the unfulfilled obligations of LecTec under certain contracts, liability for the operation of the conductive products division by Ludlow and Sherwood after the closing and certain liabilities disclosed on the financial statements relating to the conductive products division.

REPRESENTATIONS AND WARRANTIES OF SELLER


         In the asset purchase agreement, LecTec represents and warrants to Ludlow and Sherwood with respect to the matters set forth below. LecTec has agreed to indemnify Ludlow and Sherwood for any breach of these representations and warranties:

         * LecTec is a corporation duly organized, validly existing and in good standing and LecTec has the corporate power to enter into the asset purchase agreement;

         * there are no conflicts between the asset purchase agreement and LecTec's charter documents, LecTec's contracts or applicable law;

         * LecTec's financial statements are complete and fairly present LecTec's results of operations and financial condition;

         * the following events have not occurred since the date of LecTec's financial statements:

            - any material circumstance or event that adversely affects the purchased assets;

            -  any material damage or loss to the purchased assets;

            - any action taken materially affecting the purchased assets or assumed liabilities, including incurring of indebtedness or mortgage of property; and

            - any transfer of purchased assets other than the sale of inventory in the ordinary course of business.

         * there are no liabilities or obligations related to the purchased assets which LecTec has not disclosed;

         * LecTec has filed returns for and paid all taxes related to the purchased assets and there are no liens for taxes on any of the purchased assets;

         * LecTec's inventory is of a quality and quantity salable and usable in the ordinary course of business.

         * LecTec has good and marketable title to the purchased assets and the purchased assets are in good operating condition;

         * LecTec's accounts receivable arose in the ordinary course of business, represent valid and binding claims and are collectible;

         * LecTec owns the rights to the intellectual property used in the conductive products division and is not infringing the rights of any third party;

         * the contracts to be transferred in connection with the asset sale are in full force and effect and enforceable against the parties thereto;

         * there are no legal proceedings related to the business of the conductive products division;

         * LecTec is in compliance with applicable laws and possesses permits and licenses necessary to operate the conductive products division;

         * the purchased assets are adequate to conduct the business of the conductive products division; and

         * there are no product liability claims threatened or pending against LecTec relating to the conductive products division.


         In the asset purchase agreement, Ludlow and Sherwood represent and warrant to LecTec with respect to:

         * Ludlow's and Sherwood's organization, existence, good standing and corporate power;

         *  Ludlow's and Sherwood's authorization to complete the asset sale;

         * The lack of conflict between the asset purchase agreement and Ludlow's and Sherwood's charter documents, Ludlow's and Sherwood's contracts and applicable law;

         *  the absence of legal proceedings;

         *  payment of broker's fees; and

         *  third party consents to the asset sale.

COVENANTS OF LECTEC

         In the asset purchase agreement, LecTec agreed that prior to closing or termination of the asset purchase agreement LecTec:

         * will not take any action inconsistent with the asset purchase agreement or which would cause its representations and warranties to become untrue;

         * will provide Ludlow and Sherwood with full access to information regarding the conductive products division;

         * will conduct the business of the conductive products division in the ordinary course and otherwise preserve the goodwill of the conductive products division;

         * will not engage in discussions with other third parties regarding the sale of the assets of the conductive products division, to the extent LecTec can do so without violating its fiduciary duty to its shareholders;

         * will take the actions required to satisfy the conditions precedent to closing the asset sale;

         *  will maintain its insurance policies;

         *  will file its tax returns; and

         * will file this proxy statement with the Securities and Exchange Commission.

REGULATORY MATTERS

         LecTec believes that no regulatory approvals are legally required in connection with the asset sale. Nonetheless, the parties have agreed to voluntarily submit the asset sale for review by the FTC. In the event that the FTC objects to the asset sale, any party may unilaterally terminate the asset purchase agreement. In addition, if the FTC has not, within 30 days after the date of the asset purchase agreement, provided an affirmative statement that it will not object to the asset sale, any party may unilaterally terminate the asset purchase agreement. The FTC has informed the parties that, based on its informal review of the transaction, it does not intend to object to the asset sale.

CLOSING CONDITIONS


         Each party's obligation to complete the asset sale is subject to the prior satisfaction or waiver of certain conditions. If any of the closing conditions are waived, LecTec will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from its shareholders is appropriate. The following list sets forth the material conditions which have not yet been satisfied and therefore must be satisfied or waived before completion of the asset sale:

         * each party's representations and warranties shall be true and correct in all material respects on the date of closing;


         * Ludlow and Sherwood shall have delivered the cash portion of the purchase price;

         * certain agreements to be entered into in connection with the asset sale shall have been executed by the appropriate parties;



         * no action shall have been instituted, or threatened in writing, by a government agency seeking to prohibit the asset sale;

         *  LecTec's shareholders shall have approved the asset sale;

         * each party shall have received a legal opinion regarding certain legal matters;

         * no event shall have occurred that would have a material adverse effect on the business of LecTec's conductive products division;




TERMINATION

         The parties may mutually agree to terminate the asset purchase agreement prior to the time the asset sale becomes effective. In addition, any party may unilaterally terminate the asset purchase agreement if the asset sale has not been concluded by March 31, 2001. The asset purchase agreement may be terminated by LecTec, on the one hand, and Ludlow and Sherwood, on the other hand, in the event that the other party or parties commit a material breach or default which can not be cured within 15 days. The asset purchase agreement may also be terminated by LecTec in the event that LecTec receives an unsolicited third-party offer to purchase the assets of the conductive products division and LecTec's legal counsel advises LecTec's Board of Directors that fulfillment of its fiduciary duties requires the Board of Directors to accept the alternative offer.

         The asset purchase agreement may also be terminated based on the outcome of the FTC's review of the asset sale. In the event that the FTC objects to the asset sale, any party may unilaterally terminate the asset purchase agreement. In addition, if the FTC has not, within 30 days after the date of the asset purchase agreement, provided an affirmative statement that it will not object to the asset sale, any party may unilaterally terminate the asset purchase agreement.

INDEMNIFICATION

         LecTec has agreed to indemnify Ludlow and Sherwood for certain losses which could arise in connection with the asset sale. The losses covered by the indemnification include losses resulting from a breach of LecTec's representations, warranties and covenants contained in the asset purchase agreement and the other agreements to be entered into at closing or LecTec's failure to transfer good title to the purchased assets. LecTec's indemnification liability is limited to $700,000 unless the claim involves liability for taxes. Ludlow and Sherwood have agreed to provided a similar indemnification to LecTec.

THE NON-COMPETITION AGREEMENT

         LecTec has agreed that upon closing the asset sale it will enter into a non-competition agreement with Ludlow. The non-competition agreement provides that LecTec will not engage in the type of business conducted by the conductive products division for a period of five years. In addition, Ludlow has agreed that for a period of three years, it will not manufacture therapeutic patches that utilize certain assets acquired in the asset sale.

THE MANUFACTURING AND SUPPLY AGREEMENT

         In order to facilitate the transfer of the business of the conductive products division to Ludlow, LecTec has agreed that upon the closing of the asset sale it will enter into a manufacturing and supply agreement. Pursuant to that agreement, LecTec will continue to manufacture, and supply to Ludlow, certain electrode products for a period of four months and certain hydrogels for a period of nine months. For the first six months of the agreement, LecTec will supply the products at its cost of production. Thereafter, Ludlow will purchase the products at LecTec's cost plus ten percent.


         Based upon historic margins and projected purchase volumes under the manufacturing and supply agreement, LecTec's gross margin will decrease from 36.3% to approximately 26.9% during the first six months of the agreement. During the last three months of the agreement, LecTec's gross margin is expected to be approximately 29.6%. Changes in the estimated volumes to be purchased under the agreement and changes in the sales volume of existing business can significantly increase or decrease these percentages.

                                   PROPOSAL 2:
                              ELECTION OF DIRECTORS

GENERALLY

         LecTec's bylaws provide that the size of the Board of Directors shall be one or more directors. The Board of Directors may increase the number of directors at any time. Six persons have been nominated for election as directors at the 2000 annual meeting. Directors are elected for a one-year term and to serve until their successors are duly elected and qualified.

         THE BOARD OF DIRECTORS RECOMMEND THAT LEE M. BERLIN, ALAN C. HYMES, M.D., BERT J. MCKASY, MARILYN K. SPEEDIE, PH.D., DONALD C. WEGMILLER AND RODNEY
A. YOUNG BE ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. ALL OF THE NOMINEES ARE CURRENTLY MEMBERS OF THE BOARD OF DIRECTORS OF LECTEC AND HAVE SERVED IN THAT CAPACITY SINCE ORIGINALLY ELECTED OR DESIGNATED AS INDICATED BELOW IN THE INFORMATION CONCERNING NOMINEES. SHELDON L. ZIMBLER RETIRED FROM THE BOARD OF DIRECTORS IN OCTOBER 2000. LECTEC THANKS MR. ZIMBLER FOR HIS DEDICATED SERVICE TO LECTEC.

INFORMATION CONCERNING NOMINEES

         Lee M. Berlin, 79 years old, has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as LecTec's Chief Executive Officer from 1983 through January 1989. Prior to joining LecTec, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M"). Currently, Mr. Berlin manages personal business interests.

         Alan C. Hymes, M.D., 68 years old, is a founder of LecTec, has been a Director since 1977 and acts as LecTec's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

          Bert J. McKasy, 58 years old, has been a Director since 1997 and has been a partner with the law firm Lindquist & Vennum PLLP since 1994. He is also the current Commissioner of the Metropolitan Airports Commission and has owned McKasy Travel Service, Inc. since 1983. Prior to joining Lindquist & Vennum, Mr. McKasy was an attorney with Maun & Simon, Vice President of First Trust Company, Trust and Investment Administration (now U.S. Bank Trust) and Executive Vice President of Fritz Company.

         Marilyn K. Speedie, Ph.D., 52 years old, has been a Director since 1997 and is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in 1996, Dr. Speedie held several professorship and departmental chairperson positions at the University of Maryland (1989-1995), the most recent being in the Department of Pharmaceutical Sciences. She has been the recipient of numerous honors, the most recent in October of 1996 which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists, and has also co-authored a book published in 1996 entitled PHARMACOGNOSY AND PHARMACOBIOTECHNOLOGY.

         Donald C. Wegmiller, 62 years old, has served as a Director since 1997. Since April 1993, Mr. Wegmiller has served as President and Chief Executive Officer of HealthCare Compensation Strategies, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation, Minneapolis, Minnesota. He currently serves as a Director of ALLETE (formerly known as Minnesota Power), Possis Medical, Inc. and JLJ Medical Devices International, LLC. From 1986 to 1988, Mr. Wegmiller served as Chairman of the Board of American Hospital Association. From 1972 to 1976 and 1981 to 1988, Mr. Wegmiller served as a White House staff assistant to Presidents Nixon, Ford and Reagan.

         Rodney A. Young, 45 years old, was appointed a Director, Chief Executive Officer and President of LecTec in August 1996. In November 1996 he was appointed as Chairman of the Board. Prior to assuming the leadership role with LecTec, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a Director of Possis Medical, Inc., and Delta Dental Plan of Minnesota, as well as the University of Minnesota Science Undergraduate Advisory Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the 2000 fiscal year, the Board of Directors held four meetings. Each Director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which they were a director) and committees of the Board on which they served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. LecTec does not have a Nominating Committee.

         The Board of Directors has an Audit Committee comprised of Mr. McKasy, Mr. Berlin and Dr. Hymes. Paul O. Johnson served as the Chairman of the Audit Committee until his resignation from the Board of Directors in November 1999, at which time Mr. McKasy was elected to the Audit Committee. Mr. McKasy currently serves as Chairman. All of the members of the Audit Committee are "independent" as that concept is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. The Audit Committee reviews and investigates all matters pertaining to the accounting activities of LecTec and the relationship between LecTec and its independent auditor. The Audit Committee held three meetings during the 2000 fiscal year.

         The Board of Directors has a Compensation Committee comprised of Mr. Wegmiller, who served as the Committee's Chairman, Mr. Berlin and Dr. Hymes. The Compensation Committee determines and periodically evaluates the various levels and methods of compensation for directors, officers and employees of LecTec. The Compensation Committee held two meetings during the 2000 fiscal year.

DIRECTOR COMPENSATION

         Directors who are not employees of LecTec are paid for their services at the rate of $1,000 per quarter plus reasonable meeting expenses. The quarterly payments were suspended for the fourth quarter of the 2000 fiscal year. During the 2000 fiscal year, each of the outside directors received a five-year option under the LecTec 1998 Director's Stock Option Plan to purchase 5,000 shares of LecTec's common stock at a price of $2.875 which was the fair market value of the common stock at the date of grant.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Our Audit Committee reviews LecTec's financial reporting process on behalf of the Board of Directors. Our Board of Directors adopted an Audit Committee charter in October 2000, and it is included in this proxy statement as Exhibit D. In fulfilling its responsibilities, our Committee has reviewed and discussed the audited financial statements contained in our Fiscal 2000 Annual Report on Form 10-K with LecTec's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from LecTec and its management including the matters in the written disclosures required by Independence Standard Board No. 1, Independence Discussions with Audit Committees.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in LecTec's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, for filing with the Securities and Exchange Commission.

                                       THE AUDIT COMMITTEE

                                       Bert J. McKasy, Chairman
                                       Lee M. Berlin
                                       Alan C. Hymes, M.D.

                REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for LecTec's executive officers. The Committee is comprised of independent outside directors. The Committee meets as necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of LecTec's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

         LecTec's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to LecTec's long-term success and growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to LecTec's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when LecTec's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

         Key objectives of the compensation program are to:

         * Provide a strong, direct link between LecTec's financial and strategic goals and executive compensation;

         * Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation;

         * Align the interests of executives with those of LecTec's shareholders by providing a significant portion of total compensation that is LecTec stock-based; and

         * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of LecTec.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of LecTec's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 2000, specific and objective criteria were utilized to determine each element of an executive's compensation package.

         BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position and salary levels for comparable positions at industry peer group companies.

         During the fiscal year ended June 30, 2000 the current executive officers of LecTec did not receive salary increases, with the exception of Timothy R.J. Quinn.

         ANNUAL INCENTIVE AWARDS. The purpose of LecTec's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under LecTec's annual operating plan.

         Executive officers are eligible for cash bonuses ranging from 30% to 60% of base salary. The size of the bonus is dependent upon the executive officer's position and the achievement of targeted post-bonus, pre-tax earnings, as well as the achievement of individual and team goals.

         For the fiscal year 2000, the minimum earnings performance goals under the annual incentive program were not achieved and no cash bonus payments were made under the annual incentive program. One executive officer, Mr. Quinn, received a bonus made outside the annual incentive program based on the achievement of certain sales goals.

         LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through LecTec's stock option program.

         LecTec's stock option program provides compensation that directly links the interests of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on a review of competitive data from industry peer group companies. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All individual stock option grants are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary for Mr. Young was $200,000 during fiscal 2000, the same base salary as during fiscal 1999. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

         A bonus payment under the annual incentive program described above was not made during fiscal 2000 due to LecTec not achieving the minimum performance goals established by the Committee. In fiscal 2000, Mr. Young did not receive any stock options to purchase LecTec's Common Stock.

         CONCLUSION. The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and aligns the interests of executive officers with shareholder interests. The Committee believes that LecTec's compensation program focuses the efforts of LecTec's executive officers on the achievement of growth, profitability and the enhancement of shareholder value for the benefit of all of LecTec's shareholders.



                                       COMPENSATION COMMITTEE

                                       Donald C. Wegmiller, Chairman
                                       Lee M. Berlin
                                       Alan C. Hymes, M.D.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash and non-cash compensation for the fiscal years ended June 30, 2000, 1999 and 1998, awarded to or earned by Rodney
A. Young, the Chairman of the Board and LecTec's President and Chief Executive Officer, and the other executive officers of LecTec.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                                Annual Compensation         Awards
                                                --------------------      ----------
                                   Fiscal Year                            Securities
                                      Ended                               Underlying      All Other
Name and Position                   June 30,    Salary        Bonus        Options      Compensation(1)
-----------------                   --------    ------        -----       ----------    ---------------
Rodney A. Young                       2000     $200,000      $    --             --           $4,039
   Chairman, President and            1999      200,000           --         95,000            2,358
   Chief Executive Officer            1998      178,000           --         55,000            2,450

Timothy R. J. Quinn(2)                2000      118,800       35,640(3)          --            2,009
   Vice President and General         1999       99,000           --         58,000            2,365
   Manager, Consumer Products         1998       13,300           --             --               --

Deborah L. Moore(4)                   2000      117,300           --             --            1,779
   Chief Financial Officer,           1999      117,300           --         36,000            1,573
   Secretary and Treasurer            1998      108,885           --         20,000            1,447

Jane M. Nichols                       2000      117,300           --             --            1,218
   Vice President, Marketing and      1999      117,300           --         22,500            1,173
   New Business Development           1998      108,885           --         20,000              579

Daniel M. McWhorter                   2000      117,300           --             --            3,045
   Vice President, Research and       1999      111,200           --         27,700            2,577
   Development                        1998       96,075           --         20,000            1,277

John D. LeGray                        2000      104,420           --             --            2,711
   Vice President, Quality Assurance  1999       98,400           --         22,500            2,460
   and Regulatory Affairs             1998       68,100           --         17,500            1,135

Timothy P. Fitzgerald(5)              2000       40,192           --         25,000               --
   Vice President, Operations         1999           --           --             --               --
                                      1998           --           --             --               --

----------------------------
(1)      Reflects matching contributions under LecTec's 401(k) and Profit
         Sharing Plan.
(2) Mr. Quinn joined LecTec on May 11, 1998 and was appointed Vice President and General Manager, Consumer Products on January 24, 2000.
(3) Mr. Quinn received a bonus made outside the annual incentive program based on the achievement of certain sales goals.
(4)      Ms. Moore resigned her position with LecTec effective August 4, 2000.
(5) Mr. Fitzgerald joined LecTec and was appointed Vice President, Operations on February 21, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under LecTec's 1998 Stock Option Plan during the fiscal year ended June 30, 2000, to each of the executive officers named in the Summary Compensation
Table:

                                          Individual Grants(1)                         Potential
                            ------------------------------------------------           Realizable
                                           Percent                                      Value at
                                           of Total                                     Assumed
                                           Options                                  Annual Rates of
                             Number of     Granted                                    Stock Price
                            Securities       To        Exercise                       Appreciation
                            Underlying    Employees     Price                      for Option Term(3)
                             Options      in Fiscal      Per      Expiration     ----------------------
        Name                 Granted       Year(2)      Share        Date          5%             10%
---------------------        -------       -------      -----     ----------     -------        -------
Rodney A. Young                   0          0.0%          --          --             --             --

Timothy R. J. Quinn               0          0.0%          --          --             --             --

Deborah L. Moore                  0          0.0%          --          --             --             --

Jane M. Nichols                   0          0.0%          --          --             --             --

Daniel M. McWhorter               0          0.0%          --          --             --             --

John D. LeGray                    0          0.0%          --          --             --             --

Timothy P. Fitzgerald        25,000         21.7%       $3.25     May 2, 2005    $23,453        $50,872

-------------------------

(1) Each option represents the right to purchase one share of LecTec common stock. The options shown in this column are all incentive stock options granted pursuant to LecTec's 1998 Stock Option Plan. The options vest in annual installments over a period of three years beginning one year after the date of grant. Each option grant allows the individual to acquire shares of the LecTec's common stock at a fixed price per share. The term of each option is five years.

(2) In the fiscal year ended June 30, 2000, LecTec granted employees options to purchase an aggregate of 115,000 shares of common stock.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent LecTec's estimate or projection of LecTec's future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise of options during the fiscal year ended June 30, 2000 and unexercised options held as of June 30, 2000, by each of the executive officers named in the Summary Compensation Table above.

                                                   Number of Securities         Value of Unexercised
                                                  Underlying Unexercised        In-the-Money Options
                          Shares                 Options at June 30, 2000      as of June 30, 2000(1)
                         Acquired      Value    --------------------------   --------------------------
        Name           On Exercise   Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
        ----           -----------   --------   -----------  -------------   -----------  -------------
Rodney A. Young             0         $    0      148,750       151,250        $    0        $    0
Timothy R. J. Quinn         0              0       14,500        43,500             0             0
Deborah L. Moore            0              0       49,000        47,000             0             0
Jane M. Nichols             0              0       45,625        36,875             0             0
Daniel M. McWhorter         0              0       39,425        38,275             0             0
John D. LeGray              0              0       14,375        25,625             0             0
Timothy P. Fitzgerald       0              0            0        25,000             0             0

---------------------------
(1) "Value" has been determined based on the difference between the last sale price of LecTec's common stock as reported by the Nasdaq National Market System on June 30, 2000 ($2.25) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.


CHANGE IN CONTROL PLANS

         LecTec's Change in Control Termination Pay Plan provides for termination payments to executive officers if they are terminated within twelve months of a change in control. The plan provides for termination payments to the Chief Executive Officer equal to twenty times the monthly base salary and termination payments for all other executives equal to twelve times the monthly base salary.


         In July 1999, LecTec adopted the Improved Shareholder Value Cash Bonus Plan which provides cash bonus payments to executive officers if LecTec is acquired by or merged with another company, and the valuation of LecTec for purposes of the acquisition or merger equals or exceeds $22,102,200 (the minimum level defined by the plan). Cash bonus payments to executives increase as the total valuation of LecTec for purposes of the sale or merger increases, thus aligning the interests of the executives with the interests of the shareholders and providing an incentive to the executives to maximize shareholder value. The total payments under the plan range from 2.0% of the valuation of LecTec if the minimum valuation is reached to 5.9% of the valuation of LecTec if the valuation equals or exceeds $76,129,800. No payments will be made under any of LecTec's change in control plans as a result of the asset sale described above in proposal one.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee consists of three non-employee directors, Lee M. Berlin, Alan C. Hymes, M.D. and Donald C. Wegmiller. All three directors served on the Committee for the entire fiscal year ended June 30, 2000.

         Mr. Berlin was formerly an officer of LecTec, having served as both Chairman of the Board and Chief Executive Officer of LecTec. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2000, by each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock, each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table above and all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2000 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person. The column entitled "Number of Shares Beneficially Owned" includes the number of shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days of December 31, 2000. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of December 31, 2000 are listed separately under the column entitled "Number of Shares Underlying Options Beneficially Owned."

         Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 3,915,676 shares of common stock outstanding on December 31, 2000.

                                                      Number of
                                                        Shares
                                       Number of      Underlying
                                        Shares          Options       Percent of
                                     Beneficially    Beneficially       Shares
Name                                    Owned           Owned        Outstanding
----                                    -----           -----        -----------
Lee M. Berlin(1)                       567,029          24,125           14.4%
Alan C. Hymes, M.D.                    430,042          32,669           11.0
Rodney A. Young                        209,500         195,000            5.1
Daniel M. McWhorter                     69,050          53,225            1.7
Deborah L. Moore                        59,541          49,000            1.5
Jane M. Nichols                         54,538          50,625            1.4
John D. LeGray                          27,410          18,750              *
Timothy R. J. Quinn                     23,800          20,000              *
Bert J. McKasy                          17,778          13,000              *
Donald C. Wegmiller                     17,000          16,000              *
Marilyn K. Speedie, Ph.D.               13,000          11,500              *
Timothy P. Fitzgerald                        0               0              *
All directors and executive
officers as a group (12 persons)     1,488,688         483,894           33.8

------------------------------

*Less than 1%

(1) Includes 75,605 shares owned by Mr. Berlin's wife and 137,145 shares owned by Mr. Berlin's son. Mr. Berlin disclaims beneficial ownership of these shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires LecTec's executive officers and directors and persons who beneficially own more than 10% of LecTec's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish LecTec with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to LecTec and written representations from the executive officers and directors, LecTec believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners have been met, except that a May 22, 2000 purchase of LecTec common stock by Alan Hymes was not reported on a timely filed May 2000 Form 4 on which several other purchases were recorded. An amended Form 4 for Mr. Hymes was filed on July 7, 2000 which correctly reported the transaction.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The graph and table below compare the cumulative total shareholder return on LecTec's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the S & P Medical Products & Supplies Index over the same period. The graph and table assume the investment of $100 in each of LecTec's Common Stock, the Russell 2000 Index and the S & P Medical Products & Supplies Index on June 30, 1995 and that all dividends (cash and stock) were reinvested.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [PLOT POINTS CHART]

                           6/30/95  6/30/96  6/30/97  6/30/98  6/30/99  6/30/00
                           -------  -------  -------  -------  -------  -------
LECTEC CORPORATION ......    100      107       54       29       34       19
Russell 2000 ............    100      121      155      186      176      171
S & P Med. P&S ..........    100      131      174      233      277      301



                                   PROPOSAL 3:
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Grant Thornton LLP as LecTec's independent auditor for the fiscal year which began July 1, 2000. A proposal to ratify that appointment will be presented at the annual meeting. Grant Thornton LLP has served as LecTec's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Grant Thornton LLP for the audit of the Company's financial statements for the fiscal year ended June 30, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $51,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to the Company by Grant Thornton LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by Grant Thornton LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $13,190.

         The Audit Committee considered whether non-audit services provided by Grant Thornton LLP during the last fiscal year were compatible with maintaining Grant Thornton LLP's independence.


         The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Grant Thornton LLP as LecTec's independent auditors. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.

                                  OTHER MATTERS

         As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any matters properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

         Any shareholder proposals to be considered for inclusion in LecTec's proxy material for the 2001 annual meeting of shareholders must be received at LecTec's principal executive office at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, no later than July 30, 2001. In connection with any matter to be proposed by a shareholder at the 2001 annual meeting, but not proposed for inclusion in LecTec's proxy material, the proxy holders designated by LecTec for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by LecTec at its principal executive office by October 4, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

         LecTec files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the internet website maintained by the SEC at http://www.sec.gov.


         Some of the important business and financial information relating to LecTec that you may want to consider in deciding how to vote is not included in this proxy statement, but rather is "incorporated by reference" to documents that have been previously filed by LecTec with the SEC and are being delivered with this proxy statement. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 28, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by LecTec with the Securities and Exchange Commission (File No. 0-16159) are being delivered with this proxy statement and are incorporated by reference in this proxy statement:


         1. LecTec's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.


         2. LecTec's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000.


         3.       LecTec's Current Report on Form 8-K filed November 21, 2000.

         4. The portions of LecTec's Annual Report to Shareholders for the fiscal year ended June 30, 2000, under the following headings:
                  "Section I - Description of Business - Products" and " - Marketing and Marketing Strategy," "Section II - Equity

                  Information and Financial Data - Selected Consolidated Financial Data," and "Section III - Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.




                                       By Order of the Board of Directors
                                       /s/ Rodney A. Young
                                       Rodney A. Young,
                                       Chairman of the Board


Dated: February 28, 2001

                                   LECTEC(TM)
                                   CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ___________, ______, 2001
                        ___ P.M. (CENTRAL STANDARD TIME)

                    THE MINNEAPOLIS MARRIOTT SOUTHWEST HOTEL
                                5801 OPUS PARKWAY
                              MINNETONKA, MN 55343






--------------------------------------------------------------------------------

LECTEC(TM)
CORPORATION                                                                PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS       2000


I appoint Rodney A. Young and Douglas J. Nesbit, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on _____________, 2001 at Minnetonka, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.







            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                               TO VOTE YOUR PROXY

      Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.







                       [ARROW] PLEASE DETACH HERE [ARROW]



             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

1.  Approval of the sale of certain assets used in LecTec Corporation's conductive  [ ] For      [ ] Against      [ ] Abstain
    products division pursuant to the Asset Purchase Agreement dated November 17,
    2000, among LecTec, The Ludlow Company LP and Sherwood Services AG.


2.  Election of    01 Lee M. Berlin         04 Marilyn K. Speedie, Ph.D.            [ ] FOR All          [ ] WITHHOLD All
    directors:     02 Alan C. Hymes, M.D.   05 Donald C. Wegmiller
                   03 Bert J. McKasy        06 Rodney A. Young                      [ ] FOR All Except

                                                                                    ______________________________________________
    (Instructions: To withhold authority to vote for any individual nominee,       |                                              |
    mark "For All Except" and write the number(s) in the box provided to the       |______________________________________________|
    right.)


3. Approval of appointment of Grant Thornton LLP as independent auditors           [ ] For      [ ] Against      [ ] Abstain


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

Address Change? Mark Box  [ ]                                                          Dated ____________________________, 2001
Indicate changes below:

                                                                                    ______________________________________________
                                                                                   |                                              |
                                                                                   |                                              |
                                                                                   |______________________________________________|
                                                                                   Signature(s) of Shareholder(s) in Box
                                                                                   PLEASE DATE AND SIGN exactly as name(s) appears
                                                                                   hereon and return promptly in the accompanying
                                                                                   postage paid envelope. If shares are held by
                                                                                   joint tenants or as community property, both
                                                                                   shareholders should sign. If signing as attorney,
                                                                                   executor, administrator, trustee or guardian,
                                                                                   please give full title as such. If a corporation,
                                                                                   please sign in full corporate name by president
                                                                                   or other authorized officer. If a partnership,
                                                                                   please sign in partnership name by an authorized
                                                                                   person.